UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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TIBCO Software Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, CA 94304

March 3, 2008

Dear Stockholders:

You are cordially invited to attend the annual meeting of stockholders of TIBCO Software Inc. on Thursday, April 17, 2008, at 10:00 a.m. local time. The meeting will be held at our headquarters located at 3303 Hillview Avenue, Palo Alto, California.

The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is very important. Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy by telephone, the Internet or by mail in order to ensure the presence of a quorum. If you attend the meeting, you may, of course, revoke your proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

We look forward to seeing you at the meeting.

Sincerely,

Vivek Y. Ranadivé
President, Chief Executive Officer and Chairman of the Board

TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, CA 94304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 17, 2008

To the Stockholders of TIBCO Software Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TIBCO Software Inc., a Delaware corporation, will be held on April 17, 2008, at 10:00 a.m. local time at our headquarters located at 3303 Hillview Avenue, Palo Alto, California, for the following purposes:

1. To elect six directors to serve until our next annual meeting of stockholders or until their successors are duly elected and qualified;

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending November 30, 2008;

3. To vote on the 2008 Equity Incentive Plan;

4. To vote on the 2008 Employee Stock Purchase Plan; and

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on February 19, 2008, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our headquarters at the above address.

By Order of the Board of Directors,

William R. Hughes Secretary

Palo Alto, California

March 3, 2008

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE YOUR PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

ELECTRONIC DELIVERY OF PROXY MATERIALS

We are pleased to offer to our stockholders the benefits and convenience of electronic delivery of annual meeting materials, including email delivery of future proxy statements, annual reports and related materials and on-line stockholder voting. If a broker or other nominee holds your shares and you would like to sign-up for electronic delivery, please visit “Proxy Information” on our website to enroll. Your electronic delivery enrollment will be effective until you cancel it. We encourage you to conserve natural resources, as well as help us reduce printing and mailing costs, by signing up to receive future proxy mailings by email.

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TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, CA 94304

PROXY STATEMENT FOR

2008 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of TIBCO Software Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on April 17, 2008, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

The Annual Meeting will be held at our headquarters located at 3303 Hillview Avenue, Palo Alto, California. This Proxy Statement and accompanying proxy card will be mailed on or about March 7, 2008, to all stockholders entitled to vote at the Annual Meeting.

Voting Rights

Only stockholders of record at the close of business on February 19, 2008, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. At the close of business on February 19, 2008, we had 186,398,954 shares of common stock outstanding.

Each stockholder of record will be entitled to one vote on each matter for each share of common stock held on the record date. There is no cumulative voting in the election of directors.

How to Vote Your Shares

YOUR VOTE IS IMPORTANT. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Whether or not you expect to attend the meeting, please take the time to vote your proxy.

Stockholders of record, or “registered stockholders,” can vote:

By Telephone:	Call the toll-free number indicated on the enclosed proxy and follow the recorded instructions.

By Internet:	Go to the website indicated on the enclosed proxy and follow the instructions provided.

By Mail:	Mark your vote, date, sign and return the enclosed proxy in the postage-paid return envelope provided.

If your shares are held beneficially in “street” name through a nominee such as a brokerage firm, financial institution or other holder of record, your vote is controlled by that firm, institution or holder. Your vote may also be cast by telephone or Internet, as well as by mail, if your brokerage firm or financial institution offers such voting alternatives. Please follow the specific instructions provided by your nominee on your proxy card.

Even if you have given your proxy, you still may vote in person if you attend the meeting. Please note, however, that if your shares are held beneficially through a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from the record holder.

Voting of Proxies

All shares represented by a valid proxy received prior to the meeting will be voted, and, if you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card with no further instructions, your shares will be voted FOR each of the nominees for the Board of Directors, FOR the ratification of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending November 30, 2008, FOR the 2008 Equity Incentive Plan, FOR the 2008 Employee Stock Purchase Plan and in the discretion of the proxy holders with respect to any other matters that properly come before the meeting.

Revocability of Proxies

You may revoke or change a previously delivered proxy at any time before the meeting by delivering to our Corporate Secretary at our headquarters at 3303 Hillview Avenue, Palo Alto, California 94304, a written notice of revocation or another proxy with a later date. You may also revoke your proxy by attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

Votes Required to Approve Matters Presented at the Annual Meeting

Our directors are elected by a plurality of the votes or shares of common stock present at the Annual Meeting, either in person or by proxy. Ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors, approval of the 2008 Equity Incentive Plan, and approval of the 2008 Employee Stock Purchase Plan require the affirmative vote of the holders of a majority of the outstanding shares of common stock present at the meeting either in person or by proxy and entitled to vote on the subject matter of the proposal.

If your shares are registered in the name of a bank, brokerage firm or other nominee and you do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on certain non-routine matters when a broker is not permitted to vote on that matter without specific instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting. Abstentions have the same effect as a vote against the matter.

Quorum

The presence, in person or by proxy, of at least a majority of the shares outstanding on the record date will constitute a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Solicitation of Proxies

We will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, Internet or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to these individuals for such services. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of The Altman Group, 1200 Wall Street, Lyndhurst, NJ 07071, at an anticipated cost of $11,000, plus reimbursement of out-of-pocket expenses.

Availability of Proxy Statement and Annual Report on Form 10-K

Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended November 30, 2007 are available on our website at www.tibco.com/company/investor_info/proxy_information.jsp. We have provided herewith, to each stockholder of record as of February 19, 2008, a copy of our Consolidated Financial Statements and related information included with our Annual Report on Form 10-K for fiscal year 2007. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for fiscal year 2007, including the Consolidated Financial Statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: TIBCO Software Inc., 3303 Hillview Avenue, Palo Alto, California 94304, Attention: Investor Relations.

BOARD OF DIRECTORS

General

The Board of Directors is responsible for the control and direction of TIBCO. The Board of Directors represents our stockholders and its primary purpose is to build long-term stockholder value.

The Board of Directors has established various separately-designated standing committees of the Board of Directors to assist it with the performance of its responsibilities. These committees and their members are listed below. The Board of Directors designates the members of these committees and the committee chairs annually, based on the recommendations of the Nominating and Governance Committee. The Board of Directors has adopted written charters for each of these committees. The chair of each committee develops the agenda for that committee and determines the frequency and length of Committee meetings.

Please visit our website at www.tibco.com/company/investor_info/corportate_governance.jsp for additional information on our corporate governance practices, including our:

•	Amended and Restated Certificate of Incorporation and Bylaws;

•	Corporate Governance Guidelines;

•	Charters approved by the Board of Directors for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee; and

•	Code of Business Conduct and Ethics.

The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the Securities and Exchange Commission.

Relationships Among Directors or Executive Officers

There are no family relationships among our directors or executive officers.

Communications with the Board

Stockholders may send communications to the Board of Directors by writing to them at TIBCO Software Inc., Board of Directors, Attention: General Counsel, 3303 Hillview Avenue, Palo Alto, CA 94304. All stockholder communications that are received by the General Counsel for the attention of the Board of Directors or any individual members thereof are forwarded to the Board of Directors or the individual addressees. Comments or complaints relating to accounting or auditing matters may be submitted on-line to the members of the Audit Committee through our website at www.tibco.com/company/investor_info/contact_board.jsp. All members of our Audit Committee have access to these communications.

Board Meetings and Committees

The Board of Directors held a total of nine meetings during fiscal year 2007. During fiscal year 2007, no incumbent director, other than Mr. Bernard J. Bourigeaud, attended fewer than 75 percent of the aggregate of: (i) the total number of meetings of the Board of Directors while he served on the Board; and (ii) the total number of meetings held by all committees on which he served. Mr. Bourigeaud attended 66 percent of such meetings.

The independent directors of the Board hold executive sessions at every regularly scheduled meeting of the Board. The independent directors elect a Presiding Director every two years who serves as chair of these meetings. Mr. Peter J. Job currently serves as the Presiding Director. A description of the duties and responsibilities of the Presiding Director is available on our website at www.tibco.com/company/investors_info/corporate_governance.jsp.

Although we do not have a formal policy regarding attendance by members of the Board of Directors at annual meetings, we encourage directors to attend and historically most have done so. The following directors attended the 2007 Annual Meeting: Mr. Vivek Ranadivé, Mr. Eric C.W. Dunn and Mr. Job.

Audit Committee

The Audit Committee directs our audit activities. It is charged with providing oversight and monitoring of the integrity of our financial statements, nominating to the Board of Directors an independent registered public accounting firm to audit our financial statements and overseeing the activities, independence, qualifications and performance of our independent registered public accounting firm. The Audit Committee also assists the Board of Directors in ensuring our compliance with legal and regulatory requirements in connection with our financial reporting process. During fiscal year 2007, the Audit Committee consisted, and it currently consists, of Mr. Philip K. Wood, Dr. Narendra K. Gupta and Mr. Dunn. The Audit Committee held twelve meetings during fiscal year 2007. The Board of Directors has determined that Mr. Dunn is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. All of the members of the Audit Committee are “independent directors” as defined in NASDAQ Marketplace Rule 4200 and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Please see the section entitled “Audit Committee Matters” for further matters related to the Audit Committee, including its Report for the 2007 fiscal year.

Compensation Committee

Each member of the Compensation Committee is an “independent director” as defined in NASDAQ Marketplace Rule 4200, an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended; and a non-employee director as such term is defined in Rule 16b-3 of the Exchange Act. During fiscal year 2007, the Compensation Committee consisted, and it currently consists, of Dr. Gupta and Mr. Wood. The Compensation Committee held ten meetings during fiscal year 2007. Please see the section entitled “Compensation Committee Matters” for further matters related to the Compensation Committee, including its Report for the 2007 fiscal year.

Nominating and Governance Committee

The Nominating and Governance Committee reviews, evaluates and proposes candidates for election to our Board of Directors, and considers any nominees properly recommended by stockholders. The Nominating and Governance Committee also promotes the proper constitution of our Board of Directors in order to meet its fiduciary obligations to stockholders and to us, and oversees our establishment of and compliance with appropriate governance standards. During fiscal year 2007, the Nominating and Governance Committee consisted, and currently consists, of Mr. Job and Dr. Gupta. The Nominating and Governance Committee held four meetings during fiscal year 2007. Each member of the Nominating and Governance Committee is an “independent director” as defined in NASDAQ Marketplace Rule 4200.

Director Nomination Process

Stockholder Nominations

Our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors. The Nominating and Governance Committee also reviews, evaluates and proposes prospective candidates for our Board of Directors and considers nominees properly recommended by stockholders. Stockholders wishing to submit nominations must notify us of their intent to do so on or before the date on which stockholder proposals to be included in the proxy statement for the stockholder meeting must be received by us as set forth in this Proxy Statement under “Stockholder Proposals to be Presented at Next Annual Meeting.” Such notice must include the information specified in our bylaws, a copy of which is available on our website at www.tibco.com/company/investor_info/corporate_governance.jsp.

Director Qualifications

Members of our Board of Directors must have broad experience and business acumen, a record of professional accomplishment in his or her field, and demonstrated honesty and integrity consistent with TIBCO’s values. In evaluating director nominees, the Nominating and Governance Committee considers a variety of factors, including the appropriate size of the Board of Directors, TIBCO’s needs with respect to the particular talents and experience of the directors, the nominee’s experience and understanding of the technology industry, the nominee’s availability to attend Board and committee meetings, familiarity with national and international business matters, experience with accounting rules and practices, and professional expertise and experience beneficial to the achievement of TIBCO’s strategic goals. The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of TIBCO and its stockholders. The Nominating and Governance Committee believes that it is appropriate for at least one, and, preferably several, members of the Board to meet the criteria for an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission (the “SEC”) and for a majority of the members of the Board to meet the definition of “independent director” under the rules and regulations of the SEC and NASDAQ Marketplace Rule 4200.

Identifying Nominees

The Nominating and Governance Committee identifies nominees by first identifying the desired skills and experience of a new nominee based on the qualifications discussed above. The Nominating and Governance Committee will solicit ideas for possible candidates from members of the Board, senior level executives and individuals personally known to the members of the Board as well as third-party search firms.

ELECTION OF DIRECTORS

Nominees

There are six nominees for election to our Board this year. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or decline to serve as a director. Each director is elected annually to serve until the next annual meeting of stockholders or until a successor has been duly elected and qualified. During fiscal year 2007, the following individuals served on our Board of Directors: Mr. Ranadivé, Mr. Bourigeaud, Mr. Dunn, Dr. Gupta, Mr. Job and Mr. Wood.

Based on a review by the Board of Directors of all relevant information, the Board of Directors has determined that as of the date of this Proxy Statement each of the director nominees standing for election, except Mr. Ranadivé, is an “independent director” as defined in NASDAQ Marketplace Rule 4200.

The names of and certain information regarding the nominees are set forth below.

Vivek Y. Ranadivé, age 50, has served as our Chief Executive Officer and Chairman of the Board of Directors since our inception in 1997. Mr. Ranadivé founded Teknekron Software Systems, Inc., our predecessor company, in 1985.

Bernard J. Bourigeaud, age 63, has been one of our directors since April 2005. Mr. Bourigeaud served as the Chairman of the management board and Chief Executive Officer of Atos Origin until December 2007. Mr. Bourigeaud had been employed by Atos Origin or a predecessor since 1991. Most recently, Mr. Bourigeaud led Atos Origin in the acquisition of SchlumbergerSema to create a leading global IT services company, with annual revenues of €5 billion. In addition, Mr. Bourigeaud is currently on the Board of Directors of Neopost SA. Mr. Bourigeaud is also a qualified French chartered accountant.

Eric C.W. Dunn, age 50, has been one of our directors since April 2004. Since 2003, Mr. Dunn has been a General Partner at Cardinal Venture Capital. From 2000 to 2003, Mr. Dunn owned and operated Kingston Creek Ventures. From 1986 to 2000, Mr. Dunn served in a number of senior executive capacities at Intuit Inc., including Chief Financial Officer and Senior Vice President and Chief Technology Officer. Mr. Dunn is currently on the board of directors of SuccessFactors, Inc. Mr. Dunn is a member of the Audit Committee.

Narendra K. Gupta, age 59, has been one of our directors since April 2002. Since December 2006, Dr. Gupta has served as a Managing Director of Nexus India Capital. From June 2004 to January 2005, Dr. Gupta served as the Interim President and Chief Executive Officer and as a director of Quick Eagle Networks Inc. Dr. Gupta served as Interim President and Chief Executive Officer of WindRiver Systems Inc. from June 2003 to January 2004. Prior to joining WindRiver Systems Inc., Dr. Gupta was Chief Executive Officer and President of Integrated Systems Inc. from 1980 until 1994 and Chairman of its Board of Directors from 1994 until 2000. In addition, Dr. Gupta serves as the Vice-Chairman of WindRiver Systems Inc. and is on the board of directors of Red Hat, Inc. Dr. Gupta is Chair of the Compensation Committee and a member of each of the Audit and Nominating and Governance Committees.

Peter J. Job, age 66, has been one of our directors since June 2000. From 1963 through his retirement in July 2001, Mr. Job was employed by Reuters, most recently as its Chief Executive Officer. In addition, Mr. Job serves on the boards of directors of Schroders plc and Royal Dutch Shell plc and the supervisory board of Deutsche Bank AG. Until December 2004, Mr. Job also served on the board of directors of GlaxoSmithKline PLC. Mr. Job is our Presiding Director and Chair of the Nominating and Governance Committee.

Philip K. Wood, age 52, has been one of our directors since our inception in January 1997. From August 2004 to January 2006, Mr. Wood was employed by D1 Oils plc as its Chief Executive Officer. From September 1990 through May 2004, Mr. Wood was employed by Reuters and served as Managing Director of Business

Development. Prior to joining Reuters, Mr. Wood was a partner at Price Waterhouse, a predecessor to PricewaterhouseCoopers LLP. He is a fellow of the Institute of Chartered Accountants and a member of the Association of Corporate Treasurers. Mr. Wood is Chair of the Audit Committee and a member of the Compensation Committee.

Director Compensation

Our Compensation Committee establishes our non-employee director compensation to provide the appropriate level of compensation for the work required for service on our Board and to align our directors’ interests with the long-term interest of our stockholders. Our non-employee director compensation program consists of a mix of cash and long-term equity incentive awards. Our compensation policy for non-employee directors is to target our total cash compensation for directors at the 50th percentile and to target long-term equity incentive awards at the 50th percentile of our peer group. Only non-employee directors are compensated for serving on our Board.

In fiscal 2007, our Compensation Committee reviewed and adopted a new compensation program for our non-employee directors for the Board year starting in April 2007. The Compensation Committee reviewed and analyzed current market data with respect to our Board compensation policies and strategy, including both cash compensation and long-term equity incentive awards. In addition, the Compensation Committee’s consultant, Radford Surveys + Consulting (“Radford”) provided data from our peer group companies and made recommendations regarding the non-employee director compensation program to the Compensation Committee. In setting board compensation, the Compensation Committee, with the assistance of Radford, reviewed and analyzed current market data with respect to our board compensation policies and strategy, including both cash compensation and equity awards. Based on the latest available data, total compensation for our non-employee directors ranked slightly below the 50th percentile of our peer group companies.

Beginning in April 2007, non-employee directors receive:

•	An annual retainer of $30,000 for service on the Board;

•	$1,500 for each Board meeting attended in person or by telephone; and

•	$1,000 for each committee meeting attended.

Non-employee directors also receive additional compensation for serving on committees or as a committee chairperson. Members of the Audit Committee, Compensation Committee and the Nominating and Governance Committee receive an additional annual retainer of $10,000, $7,500 and $2,500, respectively. The Chairmen of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee receive an additional annual retainer of $20,000, $15,000 and $5,000, respectively. In addition, the Presiding Director of the Board of Directors receives an annual retainer of $30,000. The Presiding Director does not receive an additional retainer for serving as the Chair of the Nominating and Governance Committee.

Our non-employee directors also receive stock option grants under our 1998 Director Option Plan (the “Director Plan”). Pursuant to the Director Plan, our non-employee directors are granted a stock option to acquire 100,000 shares of common stock upon their initial election to the Board of Directors. They also receive subsequent stock option grants to acquire 40,000 shares of common stock upon reappointment at the annual meeting of stockholders if they have served on the Board of Directors for at least the preceding six months. All stock options granted pursuant to the Director Plan have an exercise price equal to fair market value of our common stock on the grant date, and vest in increments of 33.33 percent per year over a three-year period, beginning on the grant date.

In 2007, the Compensation Committee adopted a policy that provides for the reimbursement to any non-employee director who, as a result of serving on the Board of Directors, is required to file an additional tax return outside of his primary place of residence. The maximum amount of reimbursement that the Company will pay for such tax preparation and filing fees is $5,000 per year.

Fiscal Year 2007 Director Compensation

The following table sets forth information concerning the compensation we paid to or was earned by each non-employee director during fiscal year 2007.

Name	Total Fees Earned or Paid in Cash	Option Awards(1)	All Other Compensation(2)	Total
Bernard J. Bourigeaud	$40,500	$148,892	—	$189,392

Eric C. W. Dunn	$68,000	$148,892	—	$216,892

Narendra K. Gupta	$102,500	$148,892	—	$251,392

Peter J. Job	$80,000	$148,892	$5,000	$233,892

Philip K. Wood	$97,500	$148,892	—	$246,392

(1)	Represents the grant date fair value for awards granted in fiscal year 2007 to each of the non-employee directors in accordance with SFAS No. 123(R), excluding any estimates of future forfeitures. For a discussion of the assumptions used to calculate the value of stock option awards, see Note 14 to our Consolidated Financial Statements in the Form 10-K for the year ended November 30, 2007, as filed with the SEC. In fiscal year 2007, each director received a stock option grant to acquire 40,000 shares of common stock. As of the end of fiscal year 2007, the directors had the following stock option awards outstanding: Mr. Bourigeaud: 180,000; Mr. Dunn: 220,000; Mr. Gupta: 300,000; Mr. Job: 290,000; and Mr. Wood: 260,000.

(2)	All Other Compensation is the reimbursement of fees for the preparation of an additional tax return required by a taxing authority outside of the director’s place of primary residence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of February 15, 2008, of:

•	each person or entity who we know to beneficially own five percent or more of the outstanding shares of our common stock;

•	each director and nominee for the Board;

•	our Chief Executive Officer, Chief Financial Officer and each executive officer named in the Summary Compensation Table below; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person, and the percentage ownership of that person, shares of common stock subject to stock options held by that person that are currently exercisable or exercisable within 60 days of February 15, 2008, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated below, the address of each beneficial owner listed in the table is c/o TIBCO Software Inc., 3303 Hillview Avenue, Palo Alto, CA 94304. The percentages in the table below are based on 186,398,734 shares of our common stock outstanding as of February 15, 2008. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The information provided in this table is based on our records and information filed with the SEC, unless otherwise noted.

Name	Shares Beneficially Owned	Percentage Ownership
5 Percent Stockholders:
BlackRock, Inc.(1)	15,035,998	8.07%
Manning & Napier Advisors, Inc.(2)	14,767,519	7.92%
Private Capital Management, L.P.(3)	14,927,905	8.01%
Directors and Executive Officers:
Vivek Y. Ranadivé(4)	14,803,652	7.94%
Bernard J. Bourigeaud(5)	93,334	*
Eric C.W. Dunn(6)	156,334	*
Narendra K. Gupta(7)	241,397	*
Peter J. Job(8)	223,334	*
Philip K. Wood(9)	193,334	*
Christopher Ahlberg (10)	157,600	*
Thomas Laffey(11)	347,418	*
Christopher Larsen	—	*
Murray D. Rode(12)	782,703	*
Murat Sonmez(13)	339,228	*
All current directors and executive officers as a group (fourteen persons)(14)	18,297,609	9.82%

*	Less than one percent of our outstanding shares of common stock.

(1)

Based on a Schedule 13G filed with the SEC on February 8, 2008 by BlackRock, Inc. on behalf of its investment advisory subsidiaries (collectively, “BlackRock”). According to its Schedule 13G, BlackRock disclaims ownership of the shares pursuant to Rule 13d-4 of the Exchange Act, and BlackRock is the reported beneficial owner of all of the reported shares and has sole voting and dispositive power over all of the reported shares. BlackRock, Inc.’s address is 40 East 52nd Street, New York, NY 10022.

(2)	Based on a Schedule 13G filed with the SEC on February 8, 2008 by Manning & Napier Advisors, Inc. (“Manning”). According to its Schedule 13G, Manning is the beneficial owner of all of the reported shares, has sole voting power over 12,778,509 shares and sole dispositive power over all of the reported shares. Manning’s address is 290 Woodcliff Drive, Fairport, NY 14450.

(3)	Based on a Schedule 13G filed with the SEC on February 14, 2008 by Private Capital Management, L.P. (“PCM”). PCM is the reported beneficial owner of all of the reported shares, has sole voting and dispositive power over 716,900 shares and shared voting and dispositive power over 14,211,005 shares. According to its Schedule 13G, PCM exercises shared voting authority with respect to shares held by those PCM clients that have delegated proxy voting authority to PCM and PCM disclaims beneficial ownership of shares over which it has dispositive power. PCM’s address is 8889 Pelican Bay Boulevard, Suite 500, Naples, FL 34108.

(4)	Includes 8,186,578 shares underlying stock options vested and exercisable within 60 days of February 15, 2008, 157,999 shares of restricted stock and 2,700,00 shares owned by various trusts for the benefit of Mr. Ranadive’s children and descendants. Mr. Ranadivé is a co-trustee of the trusts and disclaims beneficial ownership of all shares held by the trusts.

(5)	Consists of shares underlying stock options vested and exercisable within 60 days of February 15, 2008.

(6)	Includes 153,334 shares underlying stock options vested and exercisable within 60 days of February 15, 2008.

(7)	Consists of 233,334 shares underlying stock options vested and exercisable within 60 days of February 15, 2008 and 8,063 shares owned by a trust for the benefit of Dr. Gupta and his spouse.

(8)	Consists of shares underlying stock options vested and exercisable within 60 days of February 15, 2008.

(9)	Consists of shares underlying stock options vested and exercisable within 60 days of February 15, 2008.

(10)	Consists of 27,600 shares underlying stock options vested and exercisable within 60 days of February 15, 2008 and 130,000 shares of restricted stock.

(11)	Includes 262,917 shares underlying stock options vested and exercisable within 60 days of February 15, 2008 and 79,250 shares of restricted stock.

(12)	Includes 578,852 shares underlying stock options vested and exercisable within 60 days of February 15, 2008, and 97,582 shares of restricted stock.

(13)	Includes 239,833 shares underlying stock options vested and exercisable within 60 days of February 15, 2008, and 72,583 shares of restricted stock and 23,500 shares owned by a trust for which Mr. Sonmez is a co-trustee.

(14)	Includes 10,017,969 shares underlying stock options vested and exercisable within 60 days of February 15, 2008 and 738,164 shares of restricted stock.

AUDIT COMMITTEE MATTERS

Audit Committee Report for the Year Ended November 30, 2007

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit Committee is responsible for providing independent, objective oversight of our accounting functions and internal controls and performing related functions as described above under “Board of Directors—Board Meetings and Committees.” In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in our Annual Report on Form 10-K for fiscal year 2007 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in such financial statements.

The Audit Committee is responsible for recommending to the Board of Directors that our consolidated financial statements be included in our Annual Report on Form 10-K. In that regard, the Audit Committee discussed with our independent auditors those matters the auditors communicated to and reviewed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit. In addition, the Audit Committee has discussed with the independent auditors their independence from management and the Audit Committee and has received the written disclosures required by Independence Standards Board Standard No. 1.

The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee also discussed with our independent auditors the matters set forth in Statement on Auditing Standards No. 114 regarding the scope and results of the audit. The Audit Committee met with our independent auditors, with and without management present, to discuss the results of their examination, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of our audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

The Audit Committee reviewed and discussed with management and our independent auditors the evaluation of TIBCO’s internal controls.

Finally, the Audit Committee reviewed and discussed with management and the independent auditors our audited consolidated balance sheets at November 30, 2007 and 2006, and our statements of operations, cash flows, stockholders’ equity and comprehensive income for fiscal years 2007, 2006 and 2005. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for fiscal year 2007 as filed with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Philip K. Wood
Narendra K. Gupta
Eric C.W. Dunn

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein.

Fees Paid to the Independent Auditors

The following table sets forth fees paid to our independent auditors, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), for fiscal years 2007 and 2006.

	Fiscal Year 2007	Fiscal Year 2006
Audit Fees	$2,979,000	$2,702,000
Audit-Related Fees	151,000	165,000
Tax Fees	801,000	1,100,000
All Other Fees	2,000	2,000

Total	$3,933,000	$3,969,000

Audit Fees consist of professional services rendered for the audit of our consolidated financial statements, the review of our interim consolidated financial statements included in quarterly reports and services provided in connection with comfort letters, consents and statutory and regulatory filings.

Audit-Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include due diligence in connection with our acquisition of Spotfire Holdings, Inc. (“Spotfire”), other accounting consultations in connection with transactions, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees consist of professional services rendered for tax advice, planning and compliance (domestic and international). These services include the preparation and review of income tax returns, VAT tax returns and international returns and assistance regarding transfer pricing; VAT matters; federal, state and international tax compliance; acquisitions and international tax planning.

All Other Fees consist of a subscription for a proprietary reference library.

Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Auditors

The Audit Committee adopted a policy that mandates that all audit and non-audit services provided by the independent auditors be approved by the Audit Committee in advance. These services may include audit services, audit-related services, tax services and all other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members when expedited services are necessary. During fiscal year 2007, all services were pre-approved by the Audit Committee in accordance with this policy and applicable SEC regulations.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed PricewaterhouseCoopers as our independent auditors for the fiscal year ending November 30, 2008. PricewaterhouseCoopers has been our independent auditors since we were established as a separate entity in January 1997. A representative of PricewaterhouseCoopers will be present at the Annual Meeting; will be given the opportunity to make a statement, if he or she desires; and will be available to respond to appropriate questions.

The Audit Committee has conditioned its appointment of PricewaterhouseCoopers as our independent auditors upon the receipt of an affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to be voted at the Annual Meeting. In the event that the stockholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee will reconsider its selection.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR 2008.

COMPENSATION COMMITTEE MATTERS

Introduction

Each member of our Compensation Committee is an “independent director” as defined in NASDAQ Marketplace Rule 4200; an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended; and a non-employee director as such term is defined in Rule 16b-3 of the Exchange Act. During fiscal year 2007, the Compensation Committee consisted, and it currently consists, of Dr. Gupta and Mr. Wood. The Compensation Committee held ten meetings during fiscal year 2007.

Committee Interlocks and Insider Participation

No member of the Compensation Committee at any time during fiscal year 2007 or at any other time had any relationship with us that would be required to be disclosed as a related person transaction. During fiscal year 2007, none of our executive officers served on the board of directors or compensation committee of another entity one or more of whose executive officers served as a member of our Board of Directors or Compensation Committee.

Responsibility and Authority

The Compensation Committee’s responsibilities include, among other duties, the responsibility to:

•

review TIBCO’s compensation and benefits policies generally, including reviewing and approving any incentive-compensation plans and equity-based plans, and reporting to the Board of Directors with respect to such policies and plans and any material changes thereto;

•	review and approve all forms of compensation to be provided to the executive officers of the Company;

•

evaluate the performance of each officer of the Company subject to the requirements of Section 16 of the Exchange Act, in light of the goals and objectives of the Company and each such officer’s performance relative to such goals;

•	review and approve corporate goals and objectives relevant to executive compensation and report on such goals and objectives to the Board of Directors; and

•

review and discuss with management TIBCO’s disclosures to be included in each annual proxy statement and annual report on Form 10-K regarding executive compensation, including the Company’s disclosures under “Compensation Discussion and Analysis” and descriptions of the procedures for determining executive compensation.

The Compensation Committee has the authority to engage compensation consultants to provide advice in connection with the determination of executive and director compensation. In accordance with this authority, the Compensation Committee has engaged Radford, as its compensation consultant since October 2006. For a description of the role of Radford in determining or recommending the amount and form of executive compensation, please see the section entitled “Compensation Discussion and Analysis” of this Proxy Statement. For a similar discussion regarding director compensation, please see the section entitled “Director Compensation” of this Proxy Statement.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the section entitled “Compensation Discussion and Analysis” of this Proxy Statement with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Narendra K. Gupta
Philip K. Wood

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein.

COMPENSATION DISCUSSION & ANALYSIS

In this Compensation Discussion and Analysis, we describe the compensation objectives, policies and practices relating to fiscal year 2007 for our Chief Executive Officer, Chief Financial Officer and the three other current executive officers who were the most highly compensated in fiscal year 2007 (collectively, the “Named Executive Officers”) as well as our other executive officers.

Compensation Philosophy and Objectives

Our Compensation Committee believes that an effective compensation program should reward achievement of specific corporate goals and align our executives’ interest with those of our stockholders by rewarding performance that meets or exceeds established goals. Our compensation programs are designed to motivate our executive officers to achieve or exceed corporate goals that enhance stockholder value and enable TIBCO to attract and retain key employees. Our executive compensation program is designed to reward superior performance and to achieve the following overall objectives:

•

Compensation Should Align the Interests of our Executives with our Stockholders. Compensation should link the interests of management with those of stockholders by making a substantial portion of executive compensation depend upon our financial performance;

•

Compensation Should be Reasonable. Compensation levels should be sufficiently competitive to attract and retain superior executives by providing them with the opportunity to earn total compensation packages that are competitive in the industry;

•	Compensation Should be Based on Performance. Compensation should reward corporate and individual results by recognizing performance through salary, annual cash incentives and long-term incentives; and

•	Compensation Should Reflect Responsibility and Accountability. Compensation should be based on the level of skill, knowledge, effort and responsibility needed to perform the job successfully.

The cornerstone of our compensation program is to pay-for-performance. Our Compensation Committee sets performance targets for our executives. Executives have substantial portions of their total compensation at risk contingent on meeting annual and long-term performance goals. Our Compensation Committee also believes that stock option grants and restricted stock awards to executives are beneficial in aligning management and stockholder interests, and consequently increasing stockholder value.

Roles of the Compensation Committee, the Chief Executive Officer and the Compensation Consultant

Our Compensation Committee reviews and approves the annual salary and annual incentive awards for each executive officer consistent with the terms of any applicable employment arrangements; reviews terms and conditions for all employee benefit plans; administers our stock option plans; determines or consults with management regarding (as appropriate) compensation and benefits for our non-executive officers and other employees; and oversees our compensation and benefits plans, policies and programs generally. Our Compensation Committee establishes our general compensation policies, as well as compensation plans and specific compensation levels for our Chief Executive Officer and the other executive officers.

Our Chief Executive Officer makes recommendations to the Compensation Committee with respect to compensation for other executive officers, including the structure and terms of these executives’ annual cash incentives and long-term incentives. Our Chief Executive Officer considers factors such as tenure, responsibilities and experience levels of the executives, as well as the compensation of the executives relative to one another when making recommendations regarding appropriate total compensation of our executives. Certain executives assist the Chief Executive Officer in structuring his proposals regarding the design of the annual cash incentives and long-term incentives. Executive officers do not play any role in setting their own compensation.

The compensation and benefits group within our Human Resources Department supports the Compensation Committee in the performance of its responsibilities. In 2007, our Chief Financial Officer, Executive Vice President of Human Resources and Executive Vice President, General Counsel & Secretary regularly attended the Compensation Committee meetings to provide perspectives on the competitive landscape, the needs of the business and information on our financial performance. The Compensation Committee periodically meets in executive session without management.

Since October 2006, our Compensation Committee has engaged Radford as its outside compensation consultant to advise the Compensation Committee on all matters related to executive compensation. The Compensation Committee has adopted a Compensation Consultant Policy which sets forth guidelines designed to ensure the independence of the compensation consultant. Pursuant to this policy, management may work with Radford on matters for the Compensation Committee where such work is requested by the Compensation Committee. In addition, Radford may provide services to management provided that the Compensation Committee determines that, in its business judgment, such services do not interfere with the exercise of Radford’s independent judgment. Management reports to the Compensation Committee at least annually regarding all services and fees paid to Radford.

Radford is engaged directly by the Compensation Committee. Representatives of Radford attend Compensation Committee meetings, review meeting materials and provide advice to the Compensation Committee upon its request. For example, Radford provides data to the Compensation Committee on trends and issues in executive compensation, compares our executive compensation levels against our peer group and comments on the competitiveness and reasonableness of our executive compensation program. In addition, Radford assists the Compensation Committee in the development of our Executive Incentive Compensation Plan, including commenting on performance targets.

Peer Group Selection

One of the primary goals of our executive compensation program is to establish compensation practices and levels based on the practices of companies in our peer group. Our Compensation Committee, with Radford’s assistance, identified a peer group of public software companies to use in benchmarking our executive compensation. Some of the companies in our peer group are our competitors in the software industry with revenues generally between $200 million and $1 billion with market capitalizations similar to TIBCO. Our Compensation Committee believes it is important to benchmark compensation against our peer group because we directly compete with these companies to hire executive talent. When establishing the fiscal year 2007 compensation program, our Compensation Committee identified the following peer group:

Ariba, Inc.	Openwave Systems Inc.	Synopsys Inc.
BEA Systems, Inc.	Parametric Technology Corporation	THQ Inc.
Cognos	Progress Software Corporation	WebEx Communications Inc.
Hyperion Solutions	Quest Software Inc.	webmethods, Inc.
Informatica	salesforce.com	WindRiver Systems Inc.
McAfee	Sybase

The Compensation Committee reviews the companies included in the peer group annually and makes changes in connection with mergers and acquisitions and based on changes in the marketplace. For the purposes of setting executive compensation for fiscal year 2008, in November 2007, the Compensation Committee removed three companies (Hyperion Solutions, WebEx Communications Inc. and webmethods, Inc.) from our peer group because they were no longer publicly traded software companies. The Compensation Committee added three publicly traded software companies (Akamai Technologies, Inc., Citrix Systems Inc. and VMWare, Inc.) with revenues and market capitalization similar to TIBCO to our peer group.

The companies included in the peer group differ from those listed in the indices used to prepare TIBCO’s stock price performance graph, which can be found in our 2007 Annual Report to Stockholders. The

Compensation Committee found, based on input from management and Radford, that the companies listed in the peer group more closely represent the labor markets in which we compete for executive talent.

Components of Executive Compensation

The compensation program for our executive officers consists of the following:

•	Base salary

•	Annual cash incentive awards

•	Long-term equity incentive awards

•	Benefits

Base Salary

Base salary is determined by the executive’s performance, responsibilities, salaries for comparable positions within our peer group and the executive’s individual qualifications and experience. Base salaries are reviewed annually and may be adjusted by our Compensation Committee in accordance with certain criteria which include individual performance; levels of responsibilities; individual competencies, skills and contributions; functions performed; peer group compensation levels for comparable positions; internal compensation equity issues; and our general financial performance. The Compensation Committee retains the discretion to provide base salary increases in the event that an executive officer is appointed to a position of increased responsibility. The weight given each factor by the Compensation Committee may vary with each individual.

As discussed above, we believe that a significant portion of an executive’s compensation should be based on the Company’s performance. Accordingly, our policy is to target and pay base salary levels for executive officers at the 50th percentile of our peer group. Targeting the median level for base salary allows us to allocate a larger portion of total compensation to variable performance-based compensation but still offer enough fixed pay to provide an underlying level of compensation to executives and allow us to attract competent executive talent and maintain a stable management team. We believe the median represents the competitive baseline that must be paid in order to attract and retain the skills and experience necessary for these roles.

Annual Cash Incentive Awards

Our annual cash incentive awards provide the opportunity to obtain cash bonuses to our employees, including our Named Executive Officers, at the end of each fiscal year based upon the achievement of Company and individual performance goals. It is our philosophy to place a large proportion of the executive’s total annual cash compensation at risk and directly dependent upon the achievement of pre-established performance goals. Consistent with our pay-for-performance philosophy, our Compensation Committee believes that annual cash incentive awards should potentially equal or exceed base salary when corporate performance exceeds projected performance of the infrastructure software market and key competitors.

Annual cash incentive awards are paid pursuant to our Executive Incentive Compensation Plan or “EICP.” The goal of the EICP is to pay higher than market average total compensation for excellent annual performance. We target total cash compensation levels at the 75th percentile of our peer group when we meet our annual performance goals and at the 90th to 95th percentile of our peer group when we far exceed our annual performance goals. Payouts are based upon the achievement of Company financial performance objectives subject to the discretion of our Compensation Committee. Our Compensation Committee believes such awards motivate our executive officers to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in the value of our stock. EICP awards are based on a pre-determined percentage of the executive’s base salary, dependent upon the achievement during the fiscal year of certain performance goals, subject to the Compensation Committee’s discretion. During fiscal years 2004 through 2007, our EICP paid at or above target two of the four years.

Long-Term Equity Incentive Awards

Long-term equity incentive awards are made under the 1996 Stock Option Plan, as amended and restated (the “1996 Plan”). Equity awards are based on guidelines that provide for awards commensurate with position levels and that reflect grant practices within our peer group. Equity awards to our executives are typically made in the form of a combination of stock options and restricted stock with the majority of the award being in the form of stock options, consistent with our pay for performance philosophy because the value of our stock options is directly related to increases in our stock price. We target long-term equity incentive awards at the 50th percentile of our peer group, subject to adjustment. Consequently, individual employees may receive equity awards above or below approved guidelines. The principal factors considered in determining the amount of the long-term equity awards for our executive officers are prior performance, contributions to TIBCO, level of responsibility, value of other compensation, the executive officer’s ability to influence our long-term growth and profitability, and the retention value of prior equity awards. The 1996 Plan does not provide any quantitative method for weighting these factors, and a decision to grant an equity award is primarily based upon the Compensation Committee’s evaluation of past as well as future anticipated performance.

Our Compensation Committee believes that granting equity to management is beneficial in aligning management and stockholder interests by focusing executives on increasing stockholder value, which in turn increases the value of the awards. Our Compensation Committee adopted the use of restricted stock in fiscal year 2006 to assist in achieving our long-term goal of lowering the average annual dilution rate against a backdrop of increasing headcount, while providing an equity vehicle that allows us to attract, motivate and retain the talent critical to achieving our corporate goals. Our stock options have a grant price of fair market value on the date of grant. Awards to new employees typically vest 25 percent after the first year and monthly thereafter, becoming fully exercisable over a four-year period. Awards to existing employees typically vest monthly and become fully exercisable over a four-year period. Awards of restricted stock typically vest over four years at a rate of 25 percent per year.

Benefits

Executives are able to participate in broad-based employee benefit plans which are available to employees in the country where the executive resides. In the United States, where all of the Named Executive Officers reside, employee benefits include company matching in our 401(k) plan, health and welfare insurance, life insurance and our employee stock purchase plan.

Fiscal Year 2007 Executive Compensation Decisions

Fiscal Year 2007 Base Salary

In fiscal year 2007, the Compensation Committee increased the salaries of our Named Executive Officers, other than our Chief Executive Officer and Mr. Christopher Ahlberg, who joined the Company after the completion of reviews of base salary. These increases took into account our Chief Executive Officer’s recommendations, which were provided orally to the Compensation Committee. The increases were part of an annual merit salary increase that applies to all employees. Pursuant to the terms of his employment agreement with the Company, the Compensation Committee did not review our Chief Executive Officer’s base salary in fiscal year 2007. For additional information on the fiscal year 2007 base salary increases, see “Fiscal Year 2007 Chief Executive Officer and Other Named Executive Officer Compensation.” For additional information on our Chief Executive Officer’s employment agreement, see “Fiscal Year 2007 Chief Executive Officer and Other Named Executive Officer Compensation.”

Fiscal Year 2007 Annual Cash Incentive Awards

Our 2007 EICP was designed to reward the Company’s achievement at specified levels of financial performance and individual performance. In keeping with the Company’s strategy of growing revenue while maintaining operating profit margins, for fiscal year 2007, emphasis was placed on the achievement of targets related to revenue growth and a sustained level of profitability. Consequently, our 2007 EICP set three components as the bases for determining 2007 annual incentive awards. These components are the attainment of goals related to

•	Gross revenue;

•	Non-GAAP operating profit before tax; and

•	Individual performance.

The threshold target for fiscal year 2007 for gross revenue was ten percent growth over fiscal year 2006 gross revenue. With respect to non-GAAP operating profit before tax, the threshold target was $105 million. Non-GAAP operating profit before tax excludes gains and losses on equity investments, costs related to formal restructuring plans, stock-based compensation related to employee stock options, the amortization of acquired intangible assets and charges for acquired in-process research and development, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets.

With respect to individual performance, the Compensation Committee believes that it is appropriate to reward individual performance that has benefited and/or promoted TIBCO’s business strategies. The individual performance component of the 2007 EICP provides incentives for achievement of above-target performance and, where targets are not achieved, allows the Compensation Committee to take into account factors that may have affected the level of achievement. In addition, where achievement of multiple performance goals would otherwise be necessary for a minimum payout, the discretionary component allows the Compensation Committee to recognize and reward an individual’s continued efforts and strong performance through the end of the fiscal year notwithstanding the fact that achievement of one or more goals may no longer be possible.

In establishing the financial targets for the 2007 EICP, the Compensation Committee reviewed an analysis of the relative revenue growth and operating income before taxes as a percent of revenue of our peer group. The Compensation Committee conducted the review of TIBCO’s financial performance relative to our peer group to ensure that financial performance targets under the 2007 EICP were at levels that reward above market performance and were sufficiently difficult to achieve. As a result of this review, the Compensation Committee determined that some companies within our peer group achieved strong revenue growth while others had strong operating profits, however, achievement at the 75th percentile in both categories was extremely difficult and only one company within our peer group was able to attain that level of performance on both measures. Based on this review and our 2007 financial plan, our Compensation Committee set threshold targets for the EICP at the 75 th percentile of financial performance of our peer group. The Compensation Committee determined that if the Company did not attain 75th percentile performance based on both financial performance measures discussed above, the portion of the EICP dependent on the financial performance measures would be zero.

Each executive officer was assigned a target annual incentive award level, expressed as a percent of annual base salary. For fiscal year 2007, our Named Executive Officers were eligible for target awards equal to 80 percent of base salary if the target levels of corporate financial performance are achieved. Consequently, assuming that the threshold financial targets were met, approximately 30 percent of each Named Executive Officer’s total cash compensation was “at risk” compensation contingent on the attainment of Company goals.

Under the terms of the 2007 EICP, if attainment of both financial targets was less than or equal to 100 percent of the targets, the Compensation Committee could approve discretionary incentive awards of up to 10 percent of each executive officer’s base salary. If attainment of both financial targets was greater than 100 percent but less than 120 percent of target, the Compensation Committee could award a discretionary component of up to 20 percent of base salary. For attainment greater than 120 percent of targets, the Compensation Committee would determine the discretionary component. The Compensation Committee believes that the discretionary components further the goals of our compensation program to reward individual performance and provide reasonable compensation that is competitive and provides retention value. In the absence of the discretionary components, the Compensation Committee would be confined to a purely quantitative approach, which could work against the goals of our compensation program by failing to reward strong performance.

In connection with our acquisition of Spotfire, the Compensation Committee established the 2007 Spotfire EICP. The 2007 Spotfire EICP is similar to the 2007 EICP, except that the targets set by the Compensation Committee are based on Spotfire’s performance. In addition, the Compensation Committee adjusted the revenue and operating profit targets of the 2007 EICP to 14.5 percent and $104 million, respectively, following the Spotfire acquisition to reflect our revised financial plan. Mr. Ahlberg is the only Named Executive Officer who participates in the 2007 Spotfire EICP. The Compensation Committee determined that Mr. Ahlberg should participate in the 2007 Spotfire EICP because he has executive responsibility for Spotfire’s performance.

Fiscal Year 2007 Long-Term Equity Incentive Awards

In fiscal year 2007, our executives received a mix of restricted stock and stock options, with the majority of the grant’s value in stock options. To determine the amount of each long-term equity incentive award, the Compensation Committee, with the assistance of Radford, first reviewed total compensation for similar positions within our peer group to determine a competitive total compensation amount for each executive. The Compensation Committee then subtracted from the total compensation amount determined for each executive the amount of potential total cash compensation such executive expected to receive to calculate an estimated value of the long-term equity incentive award for each executive. Total cash compensation was calculated by estimating potential target annual incentive payments and adding that amount to base pay to determine potential total cash compensation for fiscal year 2007. In finalizing the amounts of fiscal year 2007 long-term equity incentive awards, the Compensation Committee adjusted the amounts derived from its calculations based on factors such as our Chief Executive Officer’s recommendations with respect compensation of the other Named Executive Officers, individual performances, ability to influence corporate performance, Company performance, market practice, and the value of outstanding unvested equity awards and the degree to which those values are aligned with retention goals for our executives.

Fiscal Year 2007 Chief Executive Officer and Other Named Executive Officer Compensation

Mr. Ranadivé has served as our Chief Executive Officer and Chairman of the Board since our inception in January 1997. Mr. Ranadivé is a party to an employment agreement with us which provides for, among other things, annual compensation of: (i) $500,000 base salary; and (ii) for fiscal years 2005, 2006 and 2007, the potential to receive an option to purchase up to 750,000 shares of our common stock and the potential to receive either an additional option to purchase up to 250,000 shares of our common stock or up to 250,000 shares of restricted stock, or some combination thereof. The Compensation Committee may also grant Mr. Ranadivé either an additional option to purchase up to 250,000 shares of common stock or up to 250,000 shares of restricted stock. All stock option grants and restricted stock awards are subject to the discretion of the Compensation Committee. Mr. Ranadivé’s employment agreement is described in more detail in the section entitled “Severance and Change in Control Agreements.”

In fiscal 2007, using the executive compensation practices described above, including a review of salaries paid to CEOs in our peer group, the Compensation Committee reviewed a “tally sheet” that detailed Mr. Ranadivé’s historical earnings, value of unvested equity, holdings of TIBCO common stock, benefits and perquisites, and potential severance payments. In setting both the cash-based and equity-based elements of Mr. Ranadivé’s compensation, the Compensation Committee made an overall assessment of Mr. Ranadivé’s leadership in reaching our long-term and short-term strategic, operational and business goals for fiscal year 2007. In this overall assessment, the Compensation Committee reviewed Mr. Ranadivé’s fiscal year 2007 self- evaluation of his achievements, solicited input from the Board of Directors generally and then presented a final report assessing Mr. Ranadivé’s performance to the independent directors. Mr. Ranadivé’s total compensation reflects a consideration of both competitive forces and our performance.

Mr. Ranadivé received a base salary of $500,000, a grant of stock options to purchase an aggregate of 900,000 shares of TIBCO’s common stock at an exercise price of $8.99 per share and an award of 33,000 shares of restricted stock. The Compensation Committee also approved the grant of the incentive award of 10 percent of his 2007 base salary to Mr. Ranadivé pursuant to the discretionary component of the 2007 EICP, which allows the Compensation Committee to consider factors such as extraordinary events or circumstances which occur during the relevant fiscal year, Mr. Ranadivé’s performance against general corporate goals, and his overall demonstration of leadership and/or management effectiveness. Based on this analysis, Mr. Ranadivé received an annual incentive award of $50,000.

While the amount of each element of fiscal 2007 compensation may differ among our other Named Executive Officers, the compensation factors affecting these amounts are generally the same for all of our other Named Executive Officers. The Compensation Committee considered Mr. Ranadivé’s recommendations and the factors described above under “Fiscal Year 2007 Base Salary,” “Fiscal Year 2007 Annual Incentive Awards,” and “Fiscal Year 2007 Long-Term Equity Incentive Awards.” With respect to each non-CEO Named Executive Officer, the Compensation Committee reviewed each executive’s performance, historical earnings, holdings of common stock and unvested options, and benefits as well as the salaries and values of awards at peer companies. Effective June 1, 2007, each of the Company’s non-CEO executive officers other than Mr. Ahlberg, who joined the Company after the completion of the base salary review process, received an approximately five percent increase in base salary. This salary increase was viewed as a salary adjustment for inflation and to keep salaries aligned with market levels. In addition to this increase, Mr. Thomas Laffey received an additional five percent base salary increase based on a review of compensation peer group data and Mr. Murat Sonmez received a salary increase based upon his increased responsibilities. The Compensation Committee approved grants of incentive awards of 10 percent of 2007 base salary to our Named Executive Officers, other than Mr. Ahlberg, pursuant to the discretionary component of the 2007 EICP. The Compensation Committee considered factors such as each executive’s performance against general corporate and individual goals, extraordinary events that occurred in fiscal year 2007, TIBCO’s twelve percent growth in revenues and our two and one half percent increase in non-GAAP operating profit before tax. With respect to Mr. Ahlberg, the annual incentive award was based on Spotfire’s performance which exceeded the targets set in 2007 Spotfire EICP.

In determining incentive awards for fiscal year 2007 for our Named Executive Officers, including our Chief Executive Officer, the Compensation Committee concluded that when achievement is less than 100 percent of the financial targets, given the small percentage of base salary payable pursuant to the discretionary component relative to the fixed target percentage of base salary assigned by the Compensation Committee to an executive officer, the discretionary component provides an incentive for continued efforts and strong performance without providing an incentive award equivalent to award bonus that would have been paid had the targets in fact been achieved.

The table below shows the amounts paid to each Name Executive Officer pursuant to the 2007 EICP or the 2007 Spotfire EICP, as applicable and the threshold amounts that would have been payable in the event that the financial targets had been met.

	Mr. Ranadivé	Murray D. Rode	Mr. Ahlberg	Mr. Laffey	Mr. Sonmez
Threshold Payment Under the 2007 EICP/2007 Spotfire EICP	$210,000	$147,000	$136,500	$134,400	$151,200
Actual Fiscal Year 2007 Annual Incentive Award Payment	$50,000	$35,000	$195,000	$32,000	$36,000

Compensation Polices and Practices

Equity Award Grants

We have an equity award grant policy that sets forth the process for approving equity awards. Under our policy, all grants must be approved by the Compensation Committee or, in the case of grants to new employees of less than 50,000 stock options, by our Chief Executive Officer or, in his absence, our Chief Financial Officer or our General Counsel. The grant date of any award is the date of the applicable approval or a future date indicated in the approval. The grant price is the closing price of the relevant class of our common stock on the grant date. We do not have a program, plan or practice of timing equity award grants in conjunction with the release of material non-public information. We strive to make equity awards (other than new hire grants which are granted on the 1st and 15th of each month) while our trading window is open. If an award is proposed while the trading window is closed, assuming other required approvals are in place, our Executive Vice President, General Counsel and Secretary must review the circumstances of the grant prior to issuance.

Stock Burn Rate

The Compensation Committee periodically reviews our gross and net burn rates, compared to our peer group and the broader industry as summarized by Radford. The Compensation Committee monitors the Company’s stock option burn rate and takes into consideration, the Company’s burn rate compared to peer companies and the broader industry averages when reviewing recommendations for the annual equity awards pool to be distributed to employees. The Compensation Committee endeavors to ensure that our net burn rate approximates the average rate within our peer group as well as the average rates within broader industry groups, and that the annual and the three-year average gross burn rates are within the recommended range of outside shareholder advisory groups. For purposes of determining the net stock burn rate, the Company determines the sum of all options plus restricted stock and restricted stock units granted during the course of the fiscal year, subtracts the options, restricted stock and restricted stock units that are cancelled and returned, and divides the balance (the net options, restricted stock and restricted stock units issued) by the shares outstanding at the end of the year. The gross burn rate is determined by taking the sum of all options plus restricted stock and restricted stock units granted during the course of the year and dividing that amount by the shares outstanding at the end of the year. During fiscal year 2007, the net options, restricted stock and restricted stock units issued totaled 4,665,119, and the gross options, restricted stock and restricted stock units issued totaled 6,916,893. There were approximately 191,137,093 shares outstanding at November 30, 2007, resulting in a net burn rate of 2.44 percent and a gross burn rate of 3.62 percent.

Tax Implications of Executive Compensation

Section 162(m) (“Section 162(m)”) of Internal Revenue Code of 1986, as amended (the “Code”) limits to $1 million the amount of annual compensation that we may deduct when paid to a Named Executive Officer. The regulations allow us to deduct compensation over $1 million if it is performance-based provided certain requirements, such as stockholder approval, are satisfied. Our 1996 Plan was approved by our stockholders and stock options granted pursuant to the 1996 Plan can be excluded from the $1 million limit. Restricted stock awards are not considered performance-based and, as such, would not be deductible to the extent that the value of the restricted stock, upon vesting, when aggregated with other non-deductible compensation, exceeds $1 million.

The Compensation Committee considers the deductibility of compensation to its executives when reviewing and structuring compensation programs and attempts to maintain full deductibility to the extent consistent with our overall compensation goals. However, the Compensation Committee may make payments that are not fully deductible if it believes that such payments promote the best long-term interests of our stockholders.

Section 409A of the Code

Section 409A imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although TIBCO does not maintain a traditional nonqualified deferred compensation plan, Section 409A does apply to certain severance arrangements. Consequently, to assist in avoiding additional tax under Section 409A, TIBCO has amended the severance arrangements described below in a manner intended to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements.

Termination and Change in Control

We believe that severance protections, particularly in the context of a change in control transaction, can play a valuable role in attracting and retaining executive officers. Accordingly, we provide such protections for our executives under a Change in Control and Severance Plan and for our Chief Executive Officer in his employment agreement. Our Compensation Committee evaluates the level of change in control benefits provided to our executives, and in general, we consider these protections an important part of an executive’s compensation and consistent with competitive practices.

As described in more detail below under the section entitled “Severance and Change in Control Arrangements,” our executives would be entitled under their agreement or plan, as applicable, to severance benefits in the event of a termination of employment in connection with a change in control of TIBCO. We believe that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage certain of our executive officers to remain employed during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our executives with enhanced severance benefits if their employment is terminated without cause or the executive resigns for good reason in connection with a change in control. Because we believe that a termination by the executive for good reason may be conceptually the same as a termination by an acquiror without cause, and because we believe that in the context of a change in control, potential acquirors would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances. In addition, pursuant to current market practices, our Chief Executive Officer would be entitled under his agreement to additional severance benefits if terminated without cause or if he resigns for good reason other than in connection with a change in control; these benefits are described in more detail below under the section entitled “Severance and Change in Control Arrangements.”

Conclusion

We believe that the mix of compensation afforded to our executives combines competitive levels of compensation and rewards for superior performance and aligns relative compensation with the achievement of essential corporate goals that include revenue growth, operating profitability and increased stockholder value.

Summary Compensation Table

The following table sets forth information concerning the compensation we paid to our Chief Executive Officer, our Chief Financial Officer and our other Named Executive Officers for services rendered during fiscal year 2007.

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)		Total
Vivek Y. Ranadivé Chief Executive Officer and Chairman of the Board	2007	$500,000	$91,182	$2,185,997	$50,000	$14,329	(4)	$2,827,449

Murray D. Rode Chief Financial Officer and Executive Vice President, Strategic Operations	2007	$344,000	$65,115	$254,997	$35,000	$10,354		$709,466

Christopher Ahlberg Executive Vice President, Spotfire	2007	$135,417	$92,111	$44,907	$195,000	$1,828	(5)	$469,263

Thomas Laffey Executive Vice President, Products and Technology	2007	$303,000	$45,280	$196,188	$32,000	$10,000	(5)	$586,468

Christopher Larsen Former Executive Vice President, Global Field Operations	2007	$318,074	—	$113,184	—	$492,002	(6)	$923,260

Murat Sonmez Executive Vice President, Global Field Operations	2007	$332,033	$40,799	$197,177	$36,000	$22,004		$628,013

(1)	Represents the dollar amount recognized for financial statement reporting purposes for fiscal year 2007 for the fair value of stock option or restricted stock awards, as applicable, granted in fiscal year 2007 and prior fiscal years to each of the executives in accordance with SFAS No. 123(R), excluding any estimates of future forfeitures. For a discussion of the assumptions used to calculate the value of stock option and restricted stock awards, see Note 14 to our Consolidated Financial Statements in the Form 10-K for the year ended November 30, 2007, as filed with the SEC. For information on the valuation assumptions for grants made prior to fiscal year 2007, see the notes in our financial statements in the Form 10-K for the respective year.

(2)	These amounts are awards pursuant to the fiscal year 2007 EICP, which were earned in fiscal year 2007 and paid in fiscal year 2008. For more information on these awards, see the section entitled “Compensation Discussion and Analysis” and the table entitled “Grant of Plan Based Awards in Fiscal Year 2007.”

(3)	Except as otherwise noted All Other Compensation consists of life insurance premiums and contributions to our 401(K) plan.

(4)	Consists of life insurance premiums and a personal assistant.

(5)	Consists of contributions to our 401(K) plan.

(6)	Consists of payments made pursuant to a separation agreement between the Company and Mr. Larsen. For more information about the separation agreement, see the section entitled “Severance and Change of Control Arrangements.”

Grants of Plan-Based Awards in Fiscal Year 2007

The following table sets forth information concerning restricted stock and stock option awards granted to our Named Executive Officers during fiscal year 2007, as well as potential threshold, target and maximum payouts under the 2007 EICP or the 2007 Spotfire EICP, as applicable. The restricted stock and stock option awards were granted under our 1996 Plan. The restricted stock awards provide for vesting over four years at a rate of 25 percent per year on the anniversary of the grant date. The stock option awards provide for vesting of the underlying common stock ratably over a period of 48 months beginning one month after the date of grant. Stock option awards were granted at an exercise price equal to the closing sale price of the common stock on the NASDAQ Global Select Market on that date. If we declare or pay any cash dividends on our common stock, the holders of restricted stock awards will be entitled to such dividends.

Name	Type of Plan/Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value(2)
			Threshold(3)	Target(3)	Maximum(4)
Vivek Y. Ranadivé	Restricted Stock	7/3/2007				33,000			$296,670
	Stock Option	7/3/2007					900,000	$8.99	$3,155,670
	2007 EICP[5]		$210,000	$550,000	$764,000

Murray D. Rode	Restricted Stock	5/18/2007				11,000			$97,570
		7/3/2007				8,333			$74,914
	Stock Option	5/18/2007					67,000	$8.87	$235,833
		7/3/2007					50,000	$8.99	$175,315
	2007 EICP		$147,000	$315,000	$534,800

Christopher Ahlberg	Restricted Stock	7/3/2007				100,000			$899,000
	Stock Option	7/3/2007					125,000	$8.99	$438,288
	2007 Spotfire EICP		$136,500	$292,500	$496,600

Thomas Laffey	Restricted Stock	5/18/2007				11,000			$97,570
	Stock Option	5/18/2007					67,000	$8.87	$235,833
	2007 EICP		$134,400	$288,000	$488,960

Murat Sonmez	Restricted Stock	5/18/2007				11,000			$97,570
		7/3/2007				8,333			$74,914
	Stock Option	5/18/2007					67,000	$8.87	$235,833
		7/3/2007					50,000	$8.99	$175,315
	2007 EICP		$151,200	$324,000	$550,080

(1)

The amounts represent the threshold, target and maximum awards established for the 2007 EICP. The actual amounts earned by our Named Executive Officers pursuant to these awards are set forth in the Non-Equity Incentive Plan Compensation column of the table entitled “Summary Compensation Table.” For more information on these awards, see the section entitled “Compensation Discussion and Analysis.”

(2)	Represents the grant date fair value for awards of stock options and restricted stock awards, as applicable, granted in fiscal year 2007 to each of the executives in accordance with SFAS No. 123(R), excluding any estimates of future forfeitures. For a discussion of the assumptions used to calculate the value of stock option and restricted stock awards, see Note 14 to our Consolidated Financial Statements in the Form 10-K for the year ended November 30, 2007, as filed with the SEC.

(3)	Includes a 10 percent discretionary factor. Under the terms of the 2007 EICP, if attainment of the financial targets is less than or equal to 100 percent of the target, the Compensation Committee may award a discretionary component of up to 10 percent of base salary. If attainment of the financial targets is greater than 100 percent but less than 120 percent of target, the Compensation Committee may award a discretionary component of up to 20 percent of base salary. If attainment of the financial targets is greater than 120 percent, the Compensation Committee may award an additional discretionary annual incentive award.

(4)	Includes a 20 percent discretionary factor. Under the terms of the 2007 EICP, if attainment of the financial targets is greater than 120 percent of the target, the Compensation Committee may award a discretionary component at its discretion. On a case by case basis, the Compensation Committee may award an additional discretionary annual incentive award independent of the discretionary component in the 2007 EICP.

(5)	Mr. Ranadivé’s target annual incentive award is set at 100 percent of his base salary, pursuant to the terms of his Employment Agreement.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

Mr. Ranadivé is a party to an employment agreement with us which provides for, among other things, annual compensation of: (i) $500,000 base salary; and (ii) for fiscal years 2005, 2006 and 2007, the potential to receive an option to purchase up to 750,000 shares of our common stock and the potential to receive either an additional option to purchase up to 250,000 shares of our common stock or up to 250,000 shares of restricted stock, or some combination thereof. The Compensation Committee may also grant Mr. Ranadivé either an additional option to purchase up to 250,000 shares of common stock or up to 250,000 shares of restricted stock. All stock option grants and restricted stock awards are subject to the discretion of the Compensation Committee. For additional information about Mr. Ranadivé’s employment agreement, see “Severance and Change in Control Agreements”.

Outstanding Equity Awards at Fiscal Year-End 2007

The following table sets forth information concerning stock option and restricted stock awards as of November 30, 2007 for our Named Executive Officers. The amounts under “Market Value of Shares of Stock That Have Not Vested” were calculated as the product of the closing price of our common stock on the NASDAQ Global Select Market on November 30, 2007, which was $7.83, and the number of shares pursuant to the applicable restricted stock award.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested
Vivek Y. Ranadivé	11/21/2001	2,250,000		$11.57	11/21/2011
	12/3/2001	2,250,000		$11.97	12/3/2011
	12/4/2002	500,000		$6.29	12/4/2012
	3/19/2003	434,496		$4.58	3/19/2013
	12/3/2003	489,583	10,417	$5.99	12/3/2013
	5/7/2004	875,000	125,000	$7.30	5/7/2014
	5/13/2005	625,000	375,000	$6.63	5/13/2015
	8/11/2006	281,250	618,750	$7.30	8/11/2013
	7/3/2007	75,000	825,000	$8.99	7/3/2014
	8/11/2006					24,999	(2)	$195,742
	7/3/2007					33,000	(3)	$258,390

Murray D. Rode	2/15/1999	33,998		$2.00	2/15/2009
	10/8/2001	130,000		$8.00	10/8/2011
	1/18/2002	23,500		$13.36	1/18/2012
	7/15/2002	35,000		$5.99	7/15/2012
	3/19/2003	25,000		$4.58	3/19/2013
	12/3/2003	39,167	833	$5.99	12/3/2013
	5/7/2004	65,626	9,374	$7.30	5/7/2014
	6/16/2004	85,417	14,583	$8.61	6/16/2014
	5/13/2005	62,500	37,500	$6.63	5/13/2015
	8/11/2006	20,938	46,062	$7.30	8/11/2013
	5/18/2007	8,375	58,625	$8.87	5/18/2014
	7/3/2007	4,167	45,833	$8.99	7/3/2014
	8/11/2006					18,249	(2)	$142,890
	5/18/2007					11,000	(4)	$86,130
	7/3/2007					8,333	(3)	$65,247

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date		Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested
Christopher Ahlberg	6/5/2007	3,077	25,649	$2.50	4/29/2014	(5)
	6/5/2007	3,074	10,759	$2.85	8/9/2015	(6)
	6/5/2007	3,953	17,129	$3.10	1/25/2016	(7)
	6/5/2007	0	35,137	$3.42	2/14/2017	(8)
	7/3/2007		125,000	$8.99	7/3/2014
	7/3/2007						100,000		783,000

Thomas Laffey	6/21/2002	31,249		$5.00	6/21/2012
	3/19/2003	13,541		$4.58	3/19/2013
	12/3/2003	20,625	625	$5.99	12/3/2013
	5/7/2004	46,250	7,500	$7.30	5/7/2014
	6/24/2004	28,334	5,833	$7.76	6/24/2014
	5/13/2005	31,249	18,751	$6.63	5/16/2015
	6/29/2005	30,210	19,790	$6.41	6/29/2015
	8/11/2006	20,938	46,062	$7.30	8/11/2013
	5/18/2007	8,375	58,625	$8.87	5/18/2007
	8/11/2006						13,250	(2)	$103,748
	5/18/2007						11,000	(4)	$86,130

Christopher Larsen	—	—	—	—	—		—		—

Murat Sonmez	10/1/2003	76,500		$5.319	10/1/2013
	5/7/2004	35,000	5,000	$7.30	5/7/2014
	5/13/2005	62,500	37,500	$6.63	5/13/2015
	8/11/2006	20,938	46,062	$7.30	8/11/2013
	5/18/2007	8,375	58,625	$8.87	5/18/2014
	7/3/2007	4,167	45,833	$8.99	7/3/2014
	8/11/2006						8,250	(2)	$64,598
	5/18/2007						11,000	(4)	$86,130
	7/3/2007						8,333	(3)	$65,247

(1)	Shares subject stock options award vest as to 1/48th of the shares beginning one month after the grant date and 1/48th of the shares thereafter.

(2)	Shares subject to this restricted stock award vested as to 25 percent of the shares on August 11, 2007 and 25 percent of the shares will vest on each of the following dates: August 11, 2008, August 11, 2009 and August 11, 2010.

(3)	Shares subject to this restricted stock award vest as to 25 percent of the shares on each of the following dates: July 3, 2008, July 3, 2009, July 3, 2010 and July 3, 2011.

(4)	Shares subject to this restricted stock award vest as to 25 percent of the shares on each of the following dates: May 18, 2008, May 18, 2009, May 18, 2010 and May 18, 2011.

(5)	Shares subject to this option award were granted in connection with our assumption of outstanding Spotfire options and vest in monthly pro-rata increments beginning one month after the grant date until April 29, 2008.

(6)	Shares subject to this option award were granted in connection with our assumption of outstanding Spotfire options and vest in monthly pro-rata increments beginning one month after the grant date until August 9, 2009.

(7)	Shares subject to this option award were granted in connection with our assumption of outstanding Spotfire options and vest in monthly pro-rata increments beginning one month after the grant date until January 25, 2010.

(8)	Shares subject to this option award were granted in connection with our assumption of outstanding Spotfire options and vest as follows: 8,784 on February 14, 2008 and the remainder in monthly pro-rata increments until February 14, 2011.

Option Exercises and Stock Vested at Fiscal Year-End 2007

The following table sets forth information on stock option award exercises and restricted stock award vesting during fiscal year 2007 by our Named Executive Officers. The value realized on exercise for stock option awards is calculated as the difference between the closing prices of our common stock on the NASDAQ Global Select Market on the exercise date and the exercise price of the applicable stock option award. The value realized on vesting for restricted stock awards is calculated as the product of the number of shares subject to the restricted stock award that vested and the closing price of our common stock on the NASDAQ Global Select Market on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Vivek Y. Ranadivé	30,931	$154,163	8,334	$65,505

Murray D. Rode	—	—	6,084	$47,820

Christopher Ahlberg	—	—	—	—

Thomas Laffey	—	—	4,417	$34,718

Christopher Larsen	456,479	$1,372,568	—	—

Murat Sonmez	—	—	2,750	$21,615

Severance and Change in Control Arrangements

As more fully described below, we provide severance protections to our Named Executive Officers under the Change in Control and Severance Plan (the “Change in Control Plan”) and to Mr. Ranadivé, our Chief Executive Officer, under his employment agreement. In addition and as more fully described below, the equity agreements under our 1996 Plan contain a provision that results in an automatic change to the vesting schedule of all outstanding equity awards (including those to our Named Executive Officers) in the event of a change in control.

Equity Agreements under our 1996 Plan

In the event of a change in control, the vesting schedule under all outstanding equity awards under our 1996 Plan automatically changes to a three year vesting period at a rate of 1/36th per month. This will result in the partial accelerated vesting of the outstanding equity awards of our Named Executive Officers.

Employment Agreements

Mr. Ranadivé is a party to an employment agreement with us which provides that if Mr. Ranadivé’s employment is terminated by TIBCO without cause or by Mr. Ranadivé for good reason (other than in connection with a Change in Control (as defined below) he will receive (i) twelve months of base salary and benefit plan continuation; (ii) a lump sum payment equal to his actual annual incentive award received for the fiscal year immediately preceding the fiscal year in which the termination occurs; and (iii) twelve months of accelerated vesting of his equity awards that were (x) granted prior to November 30, 2004 and are “underwater” and (y) granted on or after November 30, 2004. In addition, Mr. Ranadivé will have twelve months to exercise any equity awards that have accelerated vesting described in the preceding sentence.

If Mr. Ranadivé’s employment is terminated without cause or by Mr. Ranadivé for good reason and the termination occurs within three months prior to and up to twelve months following a change in control, he will receive (i) twenty-four months of base salary and Company-paid coverage under the Company’s medical, dental and vision benefit plans; (ii) a lump-sum payment equal to two times the average of his actual annual incentive award for the two fiscal years immediately preceding the fiscal year in which the change in control occurs; (iii) twenty-four months of accelerated vesting of his equity awards that were (x) granted prior to November 30, 2004 and are “underwater” as of such date and (y) granted on or after November 30, 2004; and (iv) a Section 280G gross-up. In addition, Mr. Ranadivé will have eighteen months to exercise any equity awards that have accelerated vesting described in the preceding sentence.

The receipt of any severance benefits described in the prior two paragraphs is subject to (i) Mr. Ranadivé signing and not revoking a separation agreement and release of claims in a form reasonably acceptable to us; and (ii) Mr. Ranadivé not soliciting any person to modify his or her employment or consulting relationship with us and not intentionally diverting business away from us for a period of twelve months in the case of a termination not involving a change in control and for a period of twenty-four months in the case of a termination involving a change in control. In addition, the receipt of severance benefits under the first paragraph above is also subject to Mr. Ranadivé’s agreement not to engage in competition with us for a period of twenty-four months. The terms of the agreement were reviewed, negotiated and approved by the Compensation Committee.

Each of our executive officers, including Mr. Ranadivé and our other Named Executive Officers, is a party to our standard employee non-disclosure and invention assignment agreement. Under the non-disclosure agreements, for one year following their termination, our employees agree not to solicit any other employee to leave our employ. These employees also agree not to disclose any confidential information that they obtained during their employment to any third parties at any time during or subsequent to their employment. In addition, any inventions, discoveries or improvements created by the employees during their employment belong to us.

Larsen Separation Agreement

In March 2007, the Company entered into a Transition Agreement and Release (the “Transition Agreement”) with Mr. Larsen. Under the terms of the Transition Agreement, Mr. Larsen received a payment of $492,002, which included certain commissions relating to the Company’s performance in its first fiscal quarter of 2007, back-pay due for the first fiscal quarter of 2007 and severance. The Company also agreed to reimburse Mr. Larsen for the cost of health insurance for a period of up to 12 months from the date that his employment terminated.

Change in Control and Severance Plan

We have adopted a Change in Control Plan that applies to our executive officers, including our Named Executive Officers. The Change in Control Plan is designed to ensure that the members of the team negotiating a change in control transaction do not leave during such negotiation and that members of the management team remain with the company to complete any such transaction and to assist with the integration as required. Pursuant to the terms of the Change in Control Plan, if on the date of the Change in Control or twelve months after the completion of a Change in Control, a Named Executive Officer (other than Mr. Mr. Ranadivé) terminates for good reason or is terminated by the Company for reasons other than cause, death or permanent disability, that person will receive (i) a lump sum payment equal to twelve months of base salary and all of his annual incentive award; (ii) reimbursement of premiums paid to continue medical and dental coverage for twelve months; and (iii) 50 percent accelerated vesting of outstanding equity awards.

If a Named Executive Officer (including Mr. Ranadivé) terminates his employment with the Company for good reason or is terminated for reasons other than cause, death or permanent disability following twelve months after the completion of a Change in Control, that person will receive (i) a lump sum payment equal to twelve months of base salary and twelve months of their annual incentive award; and (ii) reimbursement for premiums paid to continue medical and dental coverage for twelve months of health coverage.

The receipt of any severance benefits described in the prior two paragraphs is subject to the Named Executive Officer signing a waiver and release of all claims and an agreement not to disparage us, our directors or our executive officers, in a form reasonably satisfactory to our General Counsel.

Important Terms

“Severance Agreements” collectively refers to the Employment Agreement with Mr. Ranadivé and the Change in Control Plan.

A “change in control” for purposes of the Severance Agreements generally consists of any of the following: (i) a sale of all or substantially all of our assets; (ii) any merger, consolidation, or other business combination transaction of TIBCO with or into another corporation, entity, or person, other than a transaction where the holders immediately prior to the transaction continue to hold at least a majority of the voting power or stock; (iii) the direct or indirect acquisition by any person, or persons acting as a group, of beneficial ownership; (iv) a contested election of Directors; and (v) a dissolution or liquidation of TIBCO. A “change in control” for purposes of the 1996 Plan generally consists only of (i), (ii) and (iii) of the preceding sentence.

“Cause” for purposes of the Severance Agreements generally consist of any of the following: (i) fraud or personal dishonesty in connection with employment at TIBCO that is intended to result in substantial gain or personal enrichment at our expense; (ii) conviction of, or a plea of nolo contendere to, a felony; (iii) in the case of Mr. Ranadivé, willful failure to perform his duties or responsibilities; (iv) only in the case of our Named Executive Officers other than Mr. Ranadivé, any act of gross misconduct or failure to perform a material component of his or her responsibilities in connection with employment at TIBCO that is materially injurious to us; (v) in the case of our Named Executive Officers other than Mr. Ranadivé, a substantial violation of his employment duties after he has received written demand for performance from TIBCO; and (v) only in the case of Mr. Ranadivé, violation or breach of any fiduciary or contractual duty to us results in material damage to us or our business.

“Good reason” for purposes of the Severance Agreements generally consists of any of the following without the Named Executive Officer’s written consent: (i) a material reduction in the person’s authority, status, duties or responsibilities if such reduction is imposed without cause; (ii) with respect to our Named Executive Officers other than Mr. Ranadivé, a reduction in base salary unless the base salary of substantially all other employees is reduced; (iii) with respect to Mr. Ranadivé, a reduction of more than 10 percent in his base salary and target bonus other than a one-time reduction that is applied to substantially all other senior executives (iv) a reduction in certain benefits; and (v) the relocation of the executive’s principal place of business to a location which is more than thirty (30) miles away.

Estimate of Severance and Change in Control Benefits

The following table estimates potential payments upon termination as if our Named Executive Officers had terminated on November 30, 2007, in connection with a change in control or other termination covered by the Severance Agreements and potential payments relating to the changed vesting schedule of outstanding equity awards under our 1996 Plan in connection with a change in control. The table reflects termination scenarios covered by the Severance Agreements and the benefits receivable, as well as under our 1996 Plan. The closing market price per share of our common stock on November 30, 2007 was $7.83. No payments other than those required by law or pursuant to general company policies and procedures would occur in the event of a Named

Executive Officer’s voluntary resignation (other than for good reason, as such term is defined in the applicable Severance Agreement), termination for cause, death or disability.

	Termination Without Cause or Resignation for Good Reason without Change in Control	Termination Without Cause or Resignation for Good Reason within 12 Months of a Change in Control(1),(2)		Termination Without Cause or Resignation for Good Reason 12 Months after a Change in Control(3),(4)	Change in Control Without Termination
Base Salary
Vivek Y. Ranadivé	$500,000	$1,000,000		$500,000	—
Murray D. Rode	—	$350,000		$350,000	—
Christopher Ahlberg	—	$325,000		$325,000	—
Thomas Laffey	—	$320,000		$320,000	—
Murat Sonmez	—	$360,000		$360,000	—

Annual Cash Incentives
Vivek Y. Ranadivé	$500,000	$835,000		$500,000	—
Murray D. Rode	—	$280,000		$280,000	—
Christopher Ahlberg	—	$260,000		$260,000	—
Thomas Laffey	—	$256,000		$256,000	—
Murat Sonmez	—	$288,000		$288,000	—

Health Coverage
Vivek Y. Ranadivé	$19,200	$38,400		$19,200	—
Murray D. Rode	—	$19,200		$19,200	—
Christopher Ahlberg	—	$19,200		$19,200	—
Thomas Laffey	—	$19,200		$19,200	—
Murat Sonmez	—	$19,200		$19,200	—

Acceleration of Equity Awards
Vivek Y. Ranadivé	$634,519	$1,260,074		$457,315	$457,315
Murray D. Rode	—	$229,368		$88,554	$88,554
Christopher Ahlberg(5)	—	$435,000		$87,000	$87,000
Thomas Laffey	—	$171,933		$73,439	$73,439
Murat Sonmez	—	$177,673		$67,308	$67,308

280G Gross Up Payment
Vivek Y. Ranadivé	—	$0	(6)	—	—
Murray D. Rode	—	—		—	—
Christopher Ahlberg	—	—		—	—
Thomas Laffey	—	—		—	—
Murat Sonmez	—	—		—	—

Total
Vivek Y. Ranadivé	$1,653,719	$3,133,474		$1,476,515	$457,315
Murray D. Rode	—	$878,568		$737,754	$88,554
Christopher Ahlberg	—	$1,039,200		$691,200	$87,000
Thomas Laffey	—	$767,133		$668,639	$73,439
Murat Sonmez	—	$844,873		$734,508	$67,308

(1)	For Mr. Ranadivé, the severance benefits listed apply to a termination without cause or a resignation for good reason that occurs within three months prior to or up to twelve months following a change in control. For all other Names Executive Officers, the severance benefits listed apply to a termination without cause or a resignation for good reason that occurs on the date of the change in control or twelve months after completion of the change in control.

(2)	The amounts under acceleration of equity awards take into account the Severance Agreements, as well as the changed vesting schedule under the equity award agreements under the 1996 Plan.

(3)	The severance benefits listed apply to a termination without cause or a resignation for good reason that occurs following twelve months after the completion of a change in control.

(4)	The amounts under acceleration of equity awards take into account the changed vesting schedule under the equity award agreements under the 1996 Plan.

(5)

Pursuant to an agreement with his former employer, Spotfire, Inc., Mr. Ahlberg may be entitled to additional amounts pursuant to the acceleration of substitute options related to options granted by Spotfire, Inc. prior to the Company’s acquisition of Spotfire.

(6)	Upon a change in control, Mr. Ranadivé may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code of 1986, as amended. This amount assumes that Mr. Ranadivé is entitled to a full reimbursement by us of (i) any excise taxes that are imposed upon him as a result of the change in control, (ii) any income and excise taxes imposed upon him as a result of our reimbursement of the excise tax amount and (iii) any additional income and excise taxes imposed upon him as a result of our reimbursement for any excise or income taxes. For purposes of this 280G calculation, we assumed that no amounts were discounted as attributable to reasonable compensation and no value was attributed to Mr. Ranadivé executing a non-competition agreement. Assuming that the triggering event took place on the last business day of fiscal year 2007 and the price per share of the our common stock on such date was $7.83, we do not believe that Mr. Ranadivé would have received an amount of benefits that would have constituted parachute payments under Section 280G of the Code subject to the excise tax imposed by Section 4999 of the Code. As a result, Mr. Ranadivé would not have received any payment to pay such excise tax or any additional payments to pay taxes arising as a result of such tax.

2008 EQUITY INCENTIVE PLAN

Introduction

The Board of Directors is asking stockholders to approve the 2008 Equity Incentive Plan (the “2008 Plan”) so that the Company can use the 2008 Plan to achieve our employee performance, recruiting, retention and incentive goals, as well as receive a federal income tax deduction for certain compensation paid under the 2008 Plan. On February 27, 2008, the Board of Directors adopted the 2008 Plan, subject to approval of the Company’s stockholders. A copy of the 2008 Plan is attached as Exhibit A.

If approved by the Company’s stockholders, the 2008 Plan will replace the 1996 Plan and the 1998 Director Option Plan, as amended and restated (the “Director Plan”). If stockholders do not approve the 2008 Plan, the 1996 Plan and the Director Plan will remain in effect. However, TIBCO’s ability to include equity compensation as part of our directors’ and employees’ total compensation package will be limited following the expiration of the 1996 Plan and the Director Plan.

As of February 19, 2008, 26,338,850 shares of common stock and 2,051,666 shares of common stock remained available for awards under the 1996 Plan and the Director Plan, respectively. If stockholders approve the 2008 Plan, the 1996 Plan and the Director Plan will terminate effective August 1, 2008 and shares that are available under the 1996 Plan and the Director Plan will no longer be available for granting new awards

Assuming stockholder approval, the 2008 Plan provides for the issuance of up to sixteen million, five hundred thousand (16,500,000) shares of the Company’s common stock. No awards will be made under the 2008 Plan unless and until it is approved by stockholders. If the 2008 Plan is approved by stockholders, awards will be granted under the 2008 Plan starting in August 2008, upon the conclusion of the current offering period of our Employee Stock Purchase Plan. Awards granted under either the 1996 Plan or the Director Plan during the period commencing on April 17, 2008 and ending on July 31, 2008 shall be deducted from the 16,500,000 shares reserved for issuance under the 2008 Plan.

Summary of 2008 Plan

The following general description of material features of the 2008 Plan is qualified in its entirety by reference to the provisions of the 2008 Plan set forth in Exhibit A.

Background, Purpose of and Eligibility Under the 2008 Plan

The 2008 Plan is intended to attract, motivate and retain employees of the Company and its subsidiaries, consultants who provide significant services to the Company and its subsidiaries and non-employee directors. The 2008 Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and other cash-based awards (each individually, an “Award”). Employees of the Company and its subsidiaries, consultants who provide significant services to the Company and its subsidiaries, and non-employee directors are eligible to receive awards under the 2008 Plan. No determination has been made as to which employees (currently, approximately 1,900), consultants or non-employee will receive grants under the 2008 Plan, and, therefore, the benefits to be allocated to any individual or to any group of employees are not presently determinable.

The 2008 Plan is designed to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code.

Limits on Awards

The 2008 Plan places limits on the maximum amount of awards that may be granted to any 2008 Plan participant in any fiscal year of the Company (“Fiscal Year”). Under the 2008 Plan, no participant may receive awards of stock options and stock appreciation rights or other stock-based awards that cover in the aggregate more than two million (2,000,000) shares of common stock in any Fiscal Year. However, during the Fiscal Year in which a participant first becomes an employee of the Company or its subsidiaries, such employee may be granted stock options or stock appreciation rights covering up to a total of an additional two million (2,000,000) shares of common stock. Additionally, no 2008 Plan participant may receive awards of restricted stock, restricted stock units, deferred stock units, and other stock-based awards (whose values are not based on spread values) that cover in the aggregate more than seven hundred thousand (700,000) shares of common stock in any Fiscal Year. However, during the Fiscal Year in which a participant first becomes an employee of the Company or its subsidiaries, such employee may be granted up to a total of an additional seven hundred thousand (700,000) shares of restricted stock. The maximum value of the total payment pursuant to any other cash-based award is ten million dollars ($10,000,000) in any Fiscal Year.

Administration

The Compensation Committee or a subcommittee thereof will administer the 2008 Plan. Subject to the terms of the 2008 Plan, and the Compensation Committee has the sole discretion to select the employees, consultants and non-employee directors who will receive awards, determine the terms and conditions of awards (for example, the exercise price and vesting schedule), and interpret the provisions of the 2008 Plan and outstanding awards. The Compensation Committee has the authority to adopt such procedures and subplans as are necessary or appropriate to permit participation in the 2008 Plan by foreign nationals or employees, and adopt rules and guidelines for the administration, interpretation and application of the 2008 Plan. The Committee, however, may not implement an exchange program without the approval of the holders of a majority of the shares that are present in person or by proxy and entitled to vote at any annual or special meeting of the Company’s stockholders. The Compensation Committee may delegate its authority and power under the 2008 Plan to one or more officers of the Company, subject to guidelines prescribed by this Committee, but only with respect to employees who are not subject to Section 16 of the Exchange Act and not with respect to awards that are intended to qualify as performance-based compensation under Section 162(m).

Shares Reserved for Awards

Subject to stockholder approval, 16,500,000 shares of common stock (approximately 8.85 percent of the shares of common stock outstanding as of February 19, 2008) have been reserved for awards under the 2008 Plan. Awards granted under either the 1996 Plan or the Director Plan during the period commencing on April 17, 2008 and ending on July 31, 2008 shall be deducted from the shares reserved for issuance under the 2008 Plan. No more than 50 percent of the shares available under the 2008 Plan may be issued pursuant to awards of restricted stock, restricted stock units or other stock-based awards. To the extent any award under the 2008 Plan or an award under the 1996 Plan or the Director Plan is cashed out or terminates or expires or is forfeited without payment being made in the form of common stock, the shares subject to such award that were not so paid will again be available for distribution under the 2008 Plan. Shares that are used by a participant to pay withholding taxes or as payment for the exercise price of an award shall cease to be available under the 2008 Plan.

In the event that any dividend or other distribution (whether in the form of cash, shares of common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of common stock or other securities of the Company, or other change in the corporate structure of the Company affecting the common stock such that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2008 Plan, then the Committee shall adjust the number of shares of common stock available for issuance under the 2008 Plan, the number, class and price of shares (or other property or cash) subject to outstanding awards and the per-person limits on awards, as appropriate to reflect the stock dividend or other change.

Annual and Long-Term Incentive Awards

Annual and long-term incentive awards may be granted under the 2008 Plan. Such awards will be earned only if corporate, business unit or individual performance objectives over performance periods, established by or under the direction of the Compensation Committee, are met. The performance goals may vary from participant to participant, group to group and period to period. Awards that are intended to constitute “qualified performance-based compensation” (see discussion below under the heading Federal Income Tax Consequences) will be based on satisfaction of performance goals. The performance goals will require the achievement of objectives relating to one or more of the following measures: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) intellectual property (e.g., patents); (xviii) product development; (xix) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xx) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xix) any combination of, or a specified increase in, any of the foregoing. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). When applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a subsidiary or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. Each of the foregoing performance goals may be determined either in accordance with generally accepted accounting principles (“GAAP”) or on a non-GAAP basis and shall be subject to certification by the Compensation Committee; provided that, to the extent an award is intended to satisfy the performance-based compensation exception to the limits of Section 162(m) of the Code and then to the extent consistent with such exception, the Compensation Committee shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Awards issued to persons who are not “covered employees” within the meaning of Section 162(m) may take into account any other factors deemed appropriate by the Committee. Awards may be paid in the form of cash, shares of common stock or any combination thereof, as determined by the Committee.

Restricted Stock

Shares of restricted common stock may also be awarded. The restricted stock will vest and become transferable upon the satisfaction of conditions set forth in the respective restricted stock award agreement. Restricted stock awards may be forfeited if, for example, the recipient’s employment terminates before the award vests. Except as specified in the restricted stock award agreement, the holder of a restricted stock award will have all the rights of a holder of common stock on his or her restricted shares, including voting rights and the right to receive all dividends and other distributions paid with respect to the shares of restricted stock; provided, however, that dividends and distributions generally will be subject to the same vesting criteria as the shares of restricted stock upon which the dividend or distribution was paid.

Restricted Stock Units

Units representing the right to receive common stock, cash, or both (as determined by the Compensation Committee) may also be awarded. Restricted stock units will vest upon the satisfaction of conditions set forth in the award agreements. Restricted stock units may be forfeited if, for example, the recipient’s employment terminates before the award vests. Except as specified in a restricted stock unit award agreement, the holder of a restricted stock unit award will have none of the rights of a holder of common stock unless and until shares of common stock are actually delivered in satisfaction of such units.

Stock Options

The 2008 Plan will permit the granting to eligible employees incentive of stock options (“ISOs”), which entitle employees to more favorable tax treatment, and nonqualified stock options. The exercise price for any stock option will not be less than the fair market value of common stock on the grant date. No stock option may be exercised more than seven (7) years after the grant date unless the Compensation Committee provides that the estate of a 2008 Plan participant who dies prior to the expiration of his or her options will have up to twelve (12) months from the date of death to exercise such options. In the event that an ISO is granted to an employee who either alone or together with persons whose common stock ownership is attributable to the employee, on the date of grant owns more than 10 percent of the total combined voting power of all classes of stock of the Company, then (i) the exercise price for such ISO grant shall be not less than 110 percent of fair market value on the grant date and (ii) such ISO may not be exercised after the expiration of five years from the grant date. Unless otherwise determined by the Compensation Committee, stock options may be exercised by (i) payment in cash or its equivalent, (b) tendering common stock to the Company in full payment of the exercise price, or (iii) by any other means that has been approved by the Compensation Committee.

Stock Appreciation Rights (“SARs”)

SARs may also be granted either singly or in combination with underlying stock options. SARs entitle the holder upon exercise to receive an amount in any combination of cash or shares of common stock (as determined by the Compensation Committee) equal in value to the excess of the fair market value of the shares covered by such right over the grant price. The grant price for SARs will not be less than the fair market value of common stock on the grant date.

Other Stock-Based and Other Cash-Based Awards

The 2008 Plan also provides for other awards that are determined by the Compensation Committee consistent with the purposes of the 2008 Plan. The terms of grant, purchase, exercise, exchange or conversion of these awards will be specified by the Compensation Committee. These awards may include, for example, performance shares that entitle the recipient to receive, upon satisfaction of performance goals or other conditions, a specified number of shares of common stock or the cash equivalent thereof.

Change in Control Provisions

The 2008 Plan provides that, in the event of a “Change in Control” (as defined in the 2008 Plan), the successor corporation will either assume or provide a substitute award for each outstanding awards of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based and other cash-based awards. In the event that successor corporation refuses to assume or provide a substitute awards of stock options, stock appreciation rights, restricted stock and restricted stock units as well as other stock-based awards, all shares subject to such awards, or if applicable, the award shall be deemed fully earned subject to any restrictions set forth in the applicable awards agreement. In the event that the successor corporation refuses to assume any outstanding other cash-based awards, a pro-rata potion of the other cash-based awards shall be considered earned and payable based on the portion of the applicable performance period completed as of the date of the Change of Control and based on performance to date or target performance.

Federal Income Tax Consequences

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 2008 Plan. Tax consequences for any particular individual may be different.

Restricted Stock

The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the participant will recognize ordinary income equal to the then fair market value of the stock. The participant may, however, make an election to include the value of the shares in gross income in the year of award despite such restrictions. Generally, the Company will be entitled to deduct the ordinary income realized by the employee as a business expense in the year the employee includes the compensation in income. Any additional gain or loss recognized upon later disposition of the shares is capital gain or loss.

Restricted Stock Units

A participant will not have taxable income upon grant. Instead, he or she generally will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares of common stock or cash received minus any amount paid for the shares. Generally, the Company will be entitled to deduct the fair market value of the shares transferred to the participant as a business expense in the year the participant includes the compensation in income.

Nonqualified Stock Options

Nonqualified stock options granted under the 2008 Plan will not be taxable to a participant at grant but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the shares on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income. Any additional gain or loss recognized upon later disposition of the shares is capital gain or loss.

Incentive Stock Options

No taxable income is recognized when an incentive stock option is granted or exercised, except for purposes of the alternative minimum tax. If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain or loss will be capital gain or loss.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares will be capital gain or loss.

Other Stock-Based Awards/Incentive Awards

Any cash payments or the fair market value of any common stock or other property an employee receives in connection with other stock-based awards, incentive awards, or as unrestricted payments equivalent to dividends on unfunded awards or on restricted stock are includable in income in the year received or made available to the employee without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

Deductibility of Awards

Section 162(m) of the Internal Revenue Code places a $1,000,000 annual limit on the compensation deductible by the Company paid to certain of its executives. The limit, however, does not apply to “qualified performance-based compensation.” However, the 2008 Plan has been designed to permit the Compensation Committee to grant awards that qualify as performance-based compensation under Section 162(m), thereby permitting the Company to receive a federal income tax deduction in connection with such awards.

Deferred Compensation

A participant who defers the payout of an award or the delivery of proceeds payable upon an award exercise will recognize ordinary income at the time of payout in the same amounts as described above. If the participant receives shares, any additional gain or loss recognized upon later disposition of the shares is capital gain or loss. Any deferrals made under the 2008 Plan, including awards granted under the plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to participating employees. These requirements include limitations on election timing, acceleration of payments, and distributions. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20 percent federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. In addition, certain states (such as California), have laws similar to Section 409A and as a result, failure to comply with such similar laws may result in additional state income, penalty and interest charges. The Company intends to structure any deferrals and awards under the 2008 Plan to meet the applicable tax law requirements.

Other Tax Consequences

State tax consequences may in some cases differ from those described above. Awards under the 2008 Plan will in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

Other Information

If approved by stockholders, the 2008 Plan will be effective on August 1, 2008, and, shall remain in effect thereafter unless amended, terminated, or suspended by the Board of Directors. However, without further stockholder approval, no ISO may be granted under the 2008 Plan after August 1, 2018. The Board of Directors may amend the 2008 Plan at any time, provided that no such amendment will be made without stockholder approval if such approval is required under applicable law, regulation, or stock exchange rule, or if such amendment would: (i) decrease the grant or exercise price of any stock option, SAR or other stock-based award to less than fair market value on the date of grant (except as discussed above under “Shares Reserved for Awards”) or (ii) increase the number of shares of common stock that may be distributed under the 2008 Plan.

Awards granted under the 2008 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution or a qualified domestic relations order and shall be available only to a participant during the lifetime of the participant. Notwithstanding the foregoing, the Compensation Committee may permit a participant to transfer an Award by bona fide gift for no consideration in certain limited situations. Other terms and conditions of each award will be set forth in award agreements, which can be amended by the Compensation Committee.

On February 19, 2008, the closing price on the NASDAQ Global Select Market of our common stock was $7.60 per share.

Required Vote

If a quorum exists at the 2008 Annual Meeting of Stockholders, the 2008 Plan will be approved if the votes cast in favor of the plan exceed the votes cast against.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VORE “FOR” THE 2008 EQUITY INCENTIVE PLAN.

2008 EMPLOYEE STOCK PURCHASE PLAN

On February 27, 2008, the Board of Directors adopted the 2008 Employee Stock Purchase Plan (the “2008 ESPP”), subject to approval of the Company’s stockholders. A copy of the 2008 ESPP is attached as Exhibit B to this Proxy Statement. If approved by the Company’s stockholders, the 2008 ESPP will replace employee stock purchase provisions of the 1996 Plan on August 1, 2008, following the completion of our current offering period. If stockholders do not approve the 2008 ESPP, the 1996 Plan will remain in effect. However, TIBCO’s ability to include an employee stock purchase plan as part of our employees’ total compensation package will be limited following the expiration of the 1996 Plan.

The 2008 ESPP provides for the issuance of ten million (10,000,000) shares of common stock. No purchase of common stock will be made under the 2008 ESPP unless and until it is approved by stockholders.

During the fiscal year ended November 30, 2007, shares of common stock were purchased in the amounts and at the prices per share under the 1996 Plan as follows: all current executive officers as a group, 2,655 shares at an average purchase price of $7.40, and all employees (excluding executive officers) as a group, 395,406 shares at an average purchase price of $7.40. Two offerings were completed under the employee stock purchase provisions of the 1996 Plan in fiscal year 2007.

Summary of the 2008 ESPP

The following general description of material features of the 2008 ESPP is qualified in its entirety by reference to the provisions of the 2008 ESPP set forth in Exhibit B.

Background and Purpose of the 2008 ESPP

The purpose of the 2008 ESPP is to provide eligible employees of the Company with the opportunity to purchase common stock through payroll deduction, or if payroll deductions are not permitted under local laws, through other means as specified by the Compensation Committee. Subject to local law, all of our employees may participate in the 2008 ESPP if they meet the eligibility requirements discussed below.

The 2008 ESPP is intended to qualify as an employee stock purchase plan under Section 423(b) (“Section 423(b)”) of the Code. However, the 2008 ESPP does authorize the grant of rights to purchase stock that do not qualify under Section 423(b) of the Code pursuant to rules, procedures or sub-plans adopted by the Board or the Compensation Committee designed to achieve tax, securities law or other compliance objectives in particular

Administration

The Compensation Committee or a subcommittee thereof will administer the 2008 ESPP. Subject to the terms of the 2008 ESPP, the Compensation Committee has the sole discretion to construe and interpret both the 2008 ESPP and the rights granted under it. The Compensation Committee has the power, subject to the provisions of the 2008 ESPP, to determine when and how rights to purchase common stock will be granted, the provisions of each offering of such rights (which need not be identical to previous offerings), and whether employees of any subsidiary of TIBCO will be eligible to participate in the 2008 ESPP.

Offerings

The 2008 ESPP is implemented by offerings of options to purchase shares of common stock to all eligible employees from time to time. Generally, each option offered under the 2008 ESPP will expire on the earliest to occur of (i) the completion of the purchase of shares of common stock on the last purchase date that occurs within 27 months of the options grant date; (ii) such shorter time period as established by the Compensation Committee; or (iii) the date on which an employee ceases participating in the 2008 ESPP.

Eligibility

Subject to restrictions imposed by the Compensation Committee, generally, any person who is customarily employed at least 20 hours per week and for five months in a calendar year by the Company or its subsidiaries, on the first day of an offering is eligible to participate in that offering. However, no employee is eligible to participate in the ESPP if, immediately after the grant of an option under the 2008 ESPP, the employee would own, directly or indirectly, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries.

Participation in the Plan

Generally, eligible employees will be able to enroll in the 2008 ESPP by delivering to us, prior to the commencement date of the offering, an agreement authorizing payroll deductions of up to a maximum percentage specified by the Compensation Committee of such employees’ total compensation (as defined in the 2008 ESPP) during the offering. Employees are entitled to contribute up to a maximum of 20 percent of their compensation during the offering period. Alternatively, if permitted by the Compensation Committee, employees may elect to have a specific amount withheld or contribute a specific amount for purchases under the 2008 ESPP. Unless otherwise determined by the Compensation Committee, a participant may not purchase more than 3,000 shares on any given purchase date. In addition, no employee may purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such options are granted) under the 2008 ESPP (or any other employee stock purchase plan) in any calendar year.

Purchase Price

The purchase price per share at which shares of common stock are sold in an offering under the 2008 ESPP will be determined by the Compensation Committee, from time to time, prior to the grant of options but in no event will such price be less than the lower of (i) 85 percent of the closing price of a share of common stock on the first day of the offering or (ii) 85 percent of the closing price of a share of common stock on the purchase date.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions during the offering. A participant may reduce or terminate his or her payroll deductions at any time during the offering, subject to any deadlines for such termination set by the Compensation Committee. A participant may elect to increase or decrease his or her rate of payroll withholding or contribution by submitting an election form in accordance with procedures established by the Compensation Committee.

Purchase of Stock

By executing an agreement to participate in the 2008 ESPP, an employee will become entitled to purchase shares of common stock pursuant to the 2008 ESPP. If the aggregate number of shares to be purchased upon exercise of options granted in the offering would exceed the maximum aggregate number of shares of common stock available, enrollments shall be reduced to eliminate the over-enrollment as specified by the Compensation Committee. Unless the employee’s participation is discontinued, his or her option to purchase shares is exercised automatically on the purchase date at the applicable price.

Automatic Transfer to Lower Priced Enrollment Period

To the extent permitted by applicable laws, if the fair market value of TIBCO stock on an enrollment date is higher than the stock’s fair market value on the first day of any later purchase period during the same option period, then all participants in such option period shall be automatically withdrawn from such option period and automatically re-enrolled in the immediately following new option period.

Withdrawal

A participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the 2008 ESPP in the manner and within the times prescribed by the Compensation Committee. Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated. Once an employee withdraws from an offering, the employee may not re-enroll in that offering. However, an employee’s withdrawal from one offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the 2008 ESPP.

Termination of Employment

Options granted pursuant to any offering under the 2008 ESPP terminate immediately upon an employee ceasing to be eligible to participate in the 2008 ESPP (e.g., cessation of an employee’s employment for any reason), except to the extent that the Compensation Committee, in its discretion, permits an individual who ceases to be eligible to exercise his or her option on the next purchase date to the extent permitted by Section 423. As soon as practicable after such cessation, we will distribute to the employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

Options granted under the 2008 ESPP are not transferable and may be exercised only by the person to whom such rights are granted. However, the Compensation Committee may permit employees to designate a beneficiary in the event of the employee’s death subsequent to the end of an offering but prior to delivery of shares of common stock or cash, or to receive cash from the employee’s account in the event of the employee’s death during an offering.

Duration, Amendment and Termination

The Board of Directors or the Compensation Committee may amend, suspend or terminate the 2008 ESPP or any part thereof at any time and for any reason. However, except for adjustments upon changes in securities, such as stock-splits, or for amendments solely to benefit the administration of the 2008 ESPP, to take into account a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for participating employees or the Company, no amendment will be effective unless approved by the Company’s stockholders to the extent that stockholder approval is necessary for the 2008 ESPP to satisfy the requirements of Section 423 or other applicable laws or regulations.

Stock Subject to the 2008 ESPP

Subject to stockholder approval, 10,000,000 shares of common stock have been reserved for issuance under the 2008 ESPP. If options granted under the 2008 ESPP expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights become available for re-issuance under the 2008 ESPP.

Adjustments upon Changes in Stock

In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, spin off, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Compensation Committee shall proportionately adjust the number, kind and purchase price of the shares available for purchase under the 2008 ESPP, the per person share number limits on purchases and the purchase price and number of shares subject to any option under the 2008 ESPP which has not yet been exercised.

Participation in the 2008 ESPP

Participation in the 2008 ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, assuming stockholder approval of the 2008 ESPP, future purchases under the 2008 ESPP are not determinable.

Federal Income Tax Information

The following is a summary of the general U.S. federal income tax consequences to U.S. taxpayers and Applied of the purchase of shares under the ESPP. Tax consequences for any particular individual may be different.

Options granted under the 2008 ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under provisions of Section 423.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the common stock is disposed of at least two years after the beginning of the offering period and at least one year after the applicable date of purchase, then the lesser of (i) the excess of the fair market value of the common stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the common stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss.

If the common stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the common stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the common stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the common stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the common stock has been held.

There are no federal income tax consequences to us by reason of the grant or exercise of options under the 2008 ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

Required Vote

If a quorum exists at the 2008 Annual Meeting of Stockholders, the 2008 ESPP will be approved if the votes cast in favor of the plan exceed the votes cast against.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE 2008 EMPLOYEE STOCK PURCHASE PLAN.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS DISCLOSURE

As a general matter, it is the preference of TIBCO’s Board of Directors and management to avoid related party transactions. We require that each executive officer, director and director nominee report all transactions (or proposed transactions) in which such persons (or their immediate family members) had or will have a direct or indirect material interest (except for salaries, directors’ fees and dividends (if any) on our stock), if the amount involved exceeds $120,000 and TIBCO or any of our subsidiaries was, is or will be a participant. If any such transactions are disclosed, they are reviewed by the Audit Committee. Our Audit Committee charter requires that members of the Audit Committee, all of whom are independent directors, review and approve any proposed related party transactions, unless the Board establishes a special committee for the purpose of a particular transaction. We do not, however, have a formal written policy for approval or ratification of such transactions. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which TIBCO is a participant and in which (i) an executive officer, director or director nominee, (ii) person who is known to be the beneficial owner of more than five percent of our common stock, (iii) any person who is an immediate family of an executive officer, director or director nominee or beneficial owner of more than five percent of our common stock, and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a five percent or greater beneficial interest has or will have a direct or indirect material interest.

From April 2005 to December 2007, Mr. Bourigeaud served as Chairman of the Management Board and Chief Executive Officer of Atos Origin, a leading international IT services provider and one of our customers in fiscal year 2007. Total revenue generated by the Company from Atos Origin for products and services delivered in the fiscal year ended November 30, 2007, was approximately $1.0 million. TIBCO believes that the products and services provided to Atos Origin were on terms that were determined at arms length, and such terms were similar to terms offered to other customers.

Management has determined that there are no other related party transactions to disclose.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10 percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10 percent stockholders are required by SEC rules to furnish us with copies of all forms they file. Based solely on our review of the copies of such forms we received and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and 10 percent stockholders were complied with during fiscal year 2007.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We have adopted a process for delivering documents to stockholders approved by the SEC called “householding.” Under this process, stockholders of record who have the same address and last name will receive only one copy of the Annual Report and Proxy Statement unless we or one of our mailing agents has received contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the Annual Report and Proxy Statement at the same address, additional copies will be provided to you promptly upon request. If you are a stockholder of record, you may contact us by writing to TIBCO Software Inc., Attention: Investor Relations, 3303 Hillview Avenue, Palo Alto, California 94304 or calling our Investor Relations Department at (650) 846-5747. Eligible stockholders of record receiving multiple copies of the Annual Report and Proxy Statement can request householding by contacting us in the same manner.

If you are a beneficial owner holding shares through your broker, bank or other nominee, you may request additional copies of the Annual Report or Proxy Statement or you may request householding by notifying your broker, bank or nominee.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Proposals of stockholders that are intended for inclusion in our proxy statement relating to the 2009 Annual Meeting must be received by us at our offices at 3303 Hillview Avenue, Palo Alto, California 94304, not later than November 3, 2008 and must satisfy the conditions established by the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act, and in our bylaws for stockholder proposals in order to be included in our proxy statement for that meeting. Stockholder proposals that are not intended to be included in our proxy materials for such meeting but that are intended to be presented by the stockholder from the floor are subject to the advance notice procedures described below under “Transaction of Other Business.”

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment. Stockholders may only present a matter from the floor for consideration at a meeting if certain procedures are followed. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, us not later than 120 calendar days prior to the next annual meeting of stockholders. The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in his or her capacity as a proponent of a stockholder proposal. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

By Order of the Board of Directors,

/s/ William Hughes

William R. Hughes Secretary

Palo Alto, California

March 3, 2008

Exhibit A

TIBCO SOFTWARE INC.

2008 EQUITY INCENTIVE PLAN

(Effective August 1, 2008)

A-i

(continued)

A-ii

(continued)

A-iii

TIBCO SOFTWARE INC.

2008 EQUITY INCENTIVE PLAN

(Effective August 1, 2008)

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background and Effective Date. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units. The Plan is effective as of August 1, 2008 upon approval by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2008 Annual Meeting of Stockholders of the Company.

1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain (a) employees of the Company, its Subsidiaries and its Affiliates, (b) consultants who provide services to the Company, its Subsidiaries and Affiliates and (c) Non-Employee Directors. The Plan is also designed to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code. The Plan is intended to replace the TIBCO Prior Plans.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3 “Award” means, individually or collectively, a grant of Options, SARs, Restricted Stock, RSUs, Other Stock-Based Awards or Other Cash-Based Awards pursuant to the Plan.

2.4 “Award Agreement” means the written agreement, notice, or other instrument or document setting forth the terms and conditions applicable to each Award granted pursuant to the Plan.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” shall have the meaning set forth in the Participant’s employment or other agreement with the Company or any Subsidiary provided that if the Participant is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause shall have the meaning set forth in the applicable Award Agreement.

2.7 “Change of Control” means (i) a sale of all or substantially all of the Company’s assets, (ii) any merger, consolidation, or other business combination transaction of the Company with or into another corporation, entity, or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, (iii) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company, (iv) a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board, or (v) a dissolution or liquidation of the Company.

2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any successor legislation or regulation amending, supplementing or superseding such section or regulation.

2.9 “Committee” means the Compensation Committee of the Board or a subcommittee thereof or such other committee as may be designated by the Board to administer the Plan.

2.10 “Company” means TIBCO Software Inc., a Delaware corporation, or any successor thereto.

2.11 “Consultant” means any consultant, independent contractor, advisor, or other person who provides services to the Company, its Subsidiaries or Affiliates, but who is neither an Employee nor a Director.

2.12 “Covered Employee” has the meaning set forth in Section 162(m)(3) of the Code.

2.13 “Director” means any individual who is a member of the Board of Directors of the Company.

2.14 “Disability” means a permanent disability in accordance with a policy or policies established by the Company from time to time.

2.15 “Employee” means any employee of the Company or of a Subsidiary, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.16 “Exchange Program” means a program established by the Committee under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (a) Awards with a lower Exercise Price, (b) a different type of Award, (c) cash, or (d) a combination of (a), (b) and/or (c). Notwithstanding the preceding, the term Exchange Program does not include any (i) action described in Section 4.3, or (ii) transfer or other disposition permitted under Section 10.10.

2.17 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.18 “Fair Market Value” means the closing per share selling price for Shares for the date of grant on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported; if the Shares are not listed for trading on a national securities exchange, the fair market value of Shares shall be determined in good faith by the Committee. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Company in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.19 “First Option” shall have the meaning set forth in Section 5.8(ii).

2.20 “Fiscal Year” means the fiscal year of the Company.

2.21 “Grant Date” means, with respect to an Award, the date that the Award was granted. The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.

2.22 “Incentive Stock Option” means an Option to purchase Shares that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.23 “Inside Director” means a Director who is an Employee.

2.24 “Non-Employee Director” means a Director who is not an employee of the Company, any Subsidiary or any Affiliate.

2.25 “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.

2.26 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.27 “Other Cash-Based Award” means a cash-based Award granted to a Participant under Section 9.1 hereof, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

2.28 “Other Stock-Based Award” means an Award granted to a Participant pursuant to Section 9.1 hereof, that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, each of which maybe subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as permitted under the Plan.

2.29 “Participant” means an Employee, Non-Employee Director, or Consultant who has an outstanding Award.

2.30 “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) intellectual property (e.g., patents); (xviii) product development; (xix) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xx) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and(xix) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals may be determined either in accordance with generally accepted accounting principles (“GAAP”) or on a non-GAAP basis and shall be subject to certification by the Committee; provided that, to the extent an Award is intended to satisfy the performance-based compensation exception to the limits of Section 162(m) of the Code and then to the extent consistent with such exception, the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Awards issued to persons who are not Covered Employees may take into account any other factors deemed appropriate by the Committee.

2.31 “Performance Period” means the period selected by the Committee during which the performance of the Company or any Subsidiary, division or strategic business unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

2.32 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee.

2.33 “Plan” means the TIBCO Software Inc. 2008 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.34 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.35 “Restricted Stock Unit” or “RSU” means an Award granted to a Participant pursuant to Section 8.

2.36 “Retirement” means, in the case of a Non-Employee Director or an Employee a Termination of Service occurring in accordance with a policy or policies established by the Company from time to time, provided, however that with respect to a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.”

2.37 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.38 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.39 “Shares” means the shares of common stock of the Company.

2.40 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

2.41 “Subsequent Option” shall have the meaning set forth in Section 5.8(iii).

2.42 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.43 “Tax Obligations” means income tax and social insurance contribution, payroll tax, payment on account, or other tax-related withholding obligations and requirements in connection with the Awards, including, without limitation, (a) all federal, national, state, foreign and local taxes (including the Participant’s FICA obligation) that are required to be withheld by the Company or the employing Affiliate or Subsidiary, (b) the Participant’s and, to the extent required by the Company (or the employing Affiliate or Subsidiary), the Company’s (or the employing Affiliate or Subsidiary’s) fringe benefit tax liability, if any, associated with the grant, vesting, exercise or sale of Shares, and (c) any other Company (or employing Affiliate or Subsidiary) taxes the responsibility for which the Participant has agreed to bear with respect to such Award (including the exercise thereof or issuance of Shares thereunder).

2.44 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or a Subsidiary or Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous reemployment by the Company or a Subsidiary or Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or a Subsidiary or Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of a Subsidiary or Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or a Subsidiary or Affiliate; and (c) in the case of a Non-Employee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board. For the purpose of administering the Plan, Termination of Service shall be deemed to occur when an Employee is no longer actively employed by the Company or a Subsidiary or Affiliate and will not be extended by any notice of termination period or leave period if the Employee is not actively rendering services during said period.

2.45 “TIBCO Prior Plans” means the Company’s 1996 Stock Option Plan, as amended and restated, and the Company’s 1998 Director Option Plan, as amended and restated.

SECTION 3

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee.

3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Non-Employee Directors and Consultants shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Non-Employee Directors and Consultants who are foreign nationals or employed outside of the United States, (e) adopt rules and guidelines for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules and guidelines. Notwithstanding the preceding, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any Annual or Special Meeting of Stockholders of the Company.

3.3 Delegation by the Committee. The Committee, on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company. Notwithstanding the foregoing, with respect to Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may not delegate its authority and powers with respect to such Awards if such delegation would cause the Awards to fail to so qualify. The Committee may delegate its authority and power under the Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee, but only with respect to Participants who are not Section 16 Persons.

3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

3.5 Restrictions and Legends. The Committee may impose such restrictions on any Shares delivered pursuant to the Plan as it may deem advisable, including, but not limited to, restrictions on transfer or restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for issuance under the Plan shall not exceed 16,500,000. Awards granted under the TIBCO Prior Plans during the period commencing on April 17, 2008 and ending on July 31, 2008, shall be deducted from the total number of Shares available for issuance under the Plan. No more than fifty percent (50%) of the Shares available under the Plan may be issued pursuant to Awards of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2 Lapsed Awards. If an Award or an award under either of the TIBCO Prior Plans is settled in cash, or is cancelled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award or award under the TIBCO Prior Plans. Shares withheld in satisfaction of Tax Obligations pursuant to Section 12.2 as well as the Shares that represent payment of the Exercise Price shall cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock or Restricted Stock Units or Other Stock-Based Awards are repurchased by the Company or are forfeited to the Company, such Shares shall become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment shall not result in a reduction of the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 4.3, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 4.1, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 4.2.

4.3 Adjustments in Awards and Authorized Shares. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and class of Shares that may be delivered under the Plan; the number, class, and price of Shares (or other property or cash) subject to outstanding Awards; and the numerical limits of Sections 5.1, 6.1, 7.1, 8.1 and 9.2. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options. An Option represents the right to purchase a Share at an Exercise Price. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Non-Employee Directors and Consultants at any time and from time to time as determined by the Committee. The Committee shall determine the number of Shares subject to each Award, provided that during any Fiscal Year, no Participant shall be granted Options (and/or SARs) covering more than a total of 2,000,000 Shares. Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted Options (and/or SARs) to purchase up to a total of an additional 2,000,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

5.2 Award Agreement. All Options shall be evidenced by an Award Agreement that shall specify the Exercise Price, the date on which the Options will become exercisable, the expiration date of the Options, the number of Shares, any conditions to exercise the Options, and such other terms and conditions as the Committee shall determine. The Award Agreement shall also specify whether the Options are intended to be Incentive Stock Options or a Nonqualified Stock Options.

5.3 Exercise Price.

5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be determined by the Committee, but shall be not less than one hundred percent (100%) of the Fair Market Value on the Grant Date.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value on the Grant Date.

5.3.3 Substitute Options. Notwithstanding the provisions of Section 5.3.2, in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer (or parent company or affiliated company of such former employer). If such substitute Options are granted, the Committee consistent with Section 424(a) of the Code, may determine that each such substitute Options shall have an Exercise Price less than one hundred percent (100%) of the Fair Market Value on the Grant Date.

5.4 Expiration of Options.

5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

(a) The date for termination of the Option set forth in the written Award Agreement; or

(b) The expiration of seven (7) years from the Grant Date.

5.4.2 Death of Participant. Notwithstanding Section 5.4.1, if a Participant dies prior to the expiration of his or her Options, the Committee may provide that his or her Options shall be exercisable for up to twelve (12) months after the date of death.

5.4.3 Committee Discretion. Subject to the seven and eight-year limits of Sections 5.4.1 and 5.4.2, the Committee (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.7.4 regarding Incentive Stock Options).

5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine. After an Option is granted, the Committee may accelerate the exercisability of the Option.

5.6 Payment. Options shall be exercised by the Participant giving notice and following such procedures as the Company (or its designee) may specify from time to time. Exercise of an Option also requires that the Participant make arrangements satisfactory to the Company for full payment of the Exercise Price for the Shares. All exercise notices shall be given in the form and manner specified by the Company from time to time.

The Exercise Price shall be payable to the Company in full (a) in cash or its equivalent, or (b) subject to the terms of the applicable Award Agreement, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (c) by any other means which the Committee determines to both provide legal consideration for the Shares and set forth in the applicable Award Agreement, and to be consistent with the purposes of the Plan.

5.7 Certain Additional Provisions for Incentive Stock Options.

5.7.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.7.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise (in which case the Option instead may be deemed to be a Nonqualified Stock Option). No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and/or (b) the Award Agreement or the Committee permit later exercise (in which case the option instead may be deemed to be a Nonqualified Stock Option).

5.7.3 Employees Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

5.7.4 Expiration. No Incentive Stock Option may be exercised after the expiration of seven (7) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. A SAR represents the right with respect to a Share to receive a payment, in cash, Shares, or both (as determined by the Committee), with a value equal to the excess of Fair Market Value on the date of exercise (or, if so specified in the Award Agreement, on the date immediately preceding the date of exercise) over the Award’s Grant Price. Subject to the terms and conditions of the Plan, a SAR may be granted to Employees, Non-Employee Directors and Consultants at any time and from time to time as shall be determined by the Committee.

6.1.1 Number of Shares. The Committee shall determine the number of SARs, if any, granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs (and/or Options) covering more than a total of 2,000,000 Shares. Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted SARs (and/or Options) covering up to a total of an additional 2,000,000 Shares.

6.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall determine the terms and conditions of SARs granted under the Plan. The Exercise Price of each SAR shall be determined by the Committee but shall not be less than one hundred percent (100%) of the Fair Market Value on the Grant Date. After a SAR is granted, the Committee may accelerate the exercisability of the SAR.

6.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee shall determine.

6.3 Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Committee and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Restricted Stock are Shares that are awarded to a Participant and that during the Restricted Period are forfeitable to the Company upon such conditions as set forth in the applicable Award Agreement. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Non-Employee Directors and Consultants as the Committee shall determine. The Committee shall determine the number of Shares, if any, to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than a total of 700,000 Shares of Restricted Stock (and/or Restricted Stock Units). Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted up to a total of an additional 700,000 Shares of Restricted Stock (and/or Restricted Stock Units).

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee shall determine. After an Award of Restricted Stock has been made, the Committee may waive all or any part of the applicable Period of Restriction.

7.3 Other Restrictions. The Committee may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.3.

7.3.1 General Restrictions. The Committee may set restrictions based upon continued employment or service with the Company and its Subsidiaries, the achievement of specific performance objectives (Company-wide, departmental, or individual), applicable federal or state securities laws, or any other basis determined by the Committee.

7.3.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.5 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. Any such dividends or distribution shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement. The Company may require such dividends or other distributions be deposited with the Company until such time as the restrictions on transferability of the corresponding Shares of Restricted Stock lapse.

SECTION 8

RESTRICTED STOCK UNITS

8.1 Grant of RSUs. Restricted Stock Units represent the right to receive Shares, cash, or both (as determined by the Committee) upon satisfaction of such conditions as set forth in the applicable Award agreement. Restricted Stock Units may be granted to Employees, Non-Employee Directors and Consultants at any time and from time to time, as shall be determined by the Committee. The Committee shall determine the number of Restricted Stock Units, if any, granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than a total of 700,000 Restricted Stock Units (and/or Shares of Restricted Stock). Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted up to a total of an additional 700,000 Restricted Stock Units (and/or Shares of Restricted Stock).

8.2 RSU Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify any vesting conditions and/or performance objectives, the number of Restricted Stock Units granted, and such other terms and conditions as the Committee shall determine. After an Award of Restricted Stock Units has been granted, the Committee may waive any vesting or performance conditions. Except as provided in the applicable Award agreement, a Participant shall have with respect to such Restricted Stock Units none of the rights of a holder of Shares unless and until Shares are actually delivered in satisfaction of such Restricted Stock Units.

8.3 Section 162(m) Performance Objectives. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee may determine that the performance objectives applicable to Restricted Stock Units shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock Units that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

SECTION 9

OTHER STOCK-BASED OR CASH-BASED AWARDS

9.1 Grant of Other Stock-Based or Cash-Based Awards. The Committee is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including the Performance Goals and Performance Periods. Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 9.1 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, or other property, as the Committee shall determine, subject to any required corporate action.

9.2 General Restrictions. With respect to a Participant, (i) the maximum value of the Other Cash-Based Awards that may be granted to any Participant during any Fiscal Year is $10,000,000, and (ii) the maximum number of Shares that any Participant may be granted during any Fiscal Year with respect to Other Stock-Based Awards is 2,000,000 Shares. No payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code. Payments earned in respect of any Cash-Based Award may be decreased or, with respect to any grantee who is not a Covered Employee, increased by the Committee based on such factors as the Committee deems appropriate.

SECTION 10

GENERAL PROVISIONS

10.1 Impact of Change of Control on Options, SARs, Restricted Stock Awards, Restricted Stock Unit Awards and Other Stock-Based Awards. Notwithstanding any other provision of the Plan, the terms of any Award of Options, SARs, Restricted Stock, RSUs and Other Stock-Based Awards may provide in the Award Agreement evidencing the Award that, upon a Change of Control, in the event that Awards of Options, SARs, Restricted Stock, RSUs and Other Stock-Based Awards are not assumed by the successor corporation or its parent or a subsidiary, (a) Options and Stock Appreciation Rights outstanding as of the date of the Change of Control shall become exercisable in full or part, (b) restrictions and deferral limitations on Restricted Stock Awards and Restricted Stock Unit Awards lapse and the Restricted Stock Awards and Restricted Stock Unit Awards become free of all restrictions and limitations and become vested, and (c) the restrictions and deferral limitations and other conditions applicable to any Other Stock-Based Awards or any other Awards shall lapse, and such Other Stock-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested in full or part and transferable to the full extent of the original grant, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award, including but not limited to a condition that such treatment will apply only if the Participant remains employed on the effective date of the Change of Control or has incurred an involuntary termination of employment without cause on account of the Change of Control, as determined by the Committee in its sole discretion, within a period of up to 3 months prior to the effective date of the Change of Control. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change of Control, each Option and SAR outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option and/or SAR; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

10.2 Impact of Change of Control on Other Cash-Based Awards. Notwithstanding any other provision of the Plan, the terms of any Other Cash-Based Award may provide in the Award Agreement evidencing the Award that, upon a Change of Control, in the event that the Other Cash-Based Awards are not assumed by the successor corporation or its parent or a subsidiary, (a) a pro rata portion of the Other Cash-Based Awards shall be considered to be earned and payable based on the portion of the Other Cash-Based Award Performance Period completed as of the date of the Change of Control and based on performance to such date, or if performance to such date is not determinable, based on target performance.

10.3 Assumption of Options, SARs, Restricted Stock Awards, Restricted Stock Unit Awards, and Other Stock-Based Awards Upon Change of Control. In the event of a Change of Control, the successor company may assume or substitute for an Option, SAR, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award. For the purposes of this Section 10.3, an Award of Option, SARs, Restricted Stock, RSUs, or Other Stock-Based Award shall be considered assumed or substituted for if following the Change of Control the award confers the right to purchase or receive, for each Share subject to the Option, SAR, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a

Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of an involuntary termination of a Participant’s employment without cause in such successor company within 24 months of the date of a Change of Control, each Award held by such Participant at the time of the Change of Control shall be accelerated as described in Section 10.1.

10.4 Deferrals. The Committee may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee.

10.5 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or service at any time, with or without cause, subject to compliance with local law. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a Termination of Service.

10.6 Cancellation and Rescission of Awards. The following provisions of this Section 10.6 shall apply to Awards granted to individuals who are, were or become Section 16 Persons. The Committee or the Board may cancel, rescind, forfeit, suspend or otherwise limit or restrict any unexpired Award at any time if the Section 16 Person engages in “Detrimental Activity” (as defined below). Furthermore, in the event a Section 16 Person engages in Detrimental Activity at any time prior to or during the six months after any exercise of an Award, lapse of a restriction under an Award or delivery of Common Stock pursuant to an Award, such exercise, lapse or delivery may be rescinded until the later of (i) two years after such exercise, lapse or delivery or (ii) two years after such Detrimental Activity. Upon such rescission, the Company at its sole option may require the Section 16 Person to (i) deliver and transfer to the Company the shares of Stock received by the Section 16 Person upon such exercise, lapse or delivery, (ii) pay to the Company an amount equal to any realized gain received by the Section 16 Person from such exercise, lapse or delivery, (iii) pay to the Company an amount equal to the market price (as of the exercise, lapse or delivery date) of the Stock acquired upon such exercise, lapse or delivery minus the respective price paid upon exercise, lapse or delivery, if applicable or (iv) pay the Company an amount equal to any cash awarded with respect to an Award. The Company shall be entitled to set-off any such amount owed to the Company against any amount owed to the Section 16 Person by the Company. As used in this Section 10.6, “Detrimental Activity” shall include: (i) the failure to comply with any term set forth in the Company’s Employment Agreement; (ii) any activity that results in termination of the Section 16 Officer’s employment for Cause; or (iii) the Section 16 Person being convicted of, or entering a guilty plea with respect to a crime connected with the Company.

10.7 Participation. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

10.8 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

10.9 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

10.10 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights or to the limited extent provided in this Section 10.10. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Committee, if the Committee so permits, transfer an Award by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company or other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant and/or member(s) of the Participant’s immediate family control the management of the foundation’s assets. Any such transfer shall be made in accordance with such procedures as the Committee may specify from time to time.

10.11 No Rights as Stockholder. Except to the limited extent provided in Sections 7.4 and 7.5, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

SECTION 11

AMENDMENT, TERMINATION, AND DURATION

11.1 Amendment, Suspension, or Termination. The Board may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

11.2 Duration of the Plan. The Plan shall be effective as of August 1, 2008, and, subject to Section 11.1, shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after August 1, 2018.

SECTION 12

TAX WITHHOLDING

12.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, national, foreign, state, and local taxes (including the Participant’s FICA, income tax, national insurance, social insurance, payment on account, payroll taxes or other tax-related withholding or similar insurance or tax obligations) required to be withheld with respect to such Award (or exercise thereof).

12.2 Withholding Arrangements. The Committee, pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy his or her Tax Obligations, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld or remitted. The amount of the Tax Obligations shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair

Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld or remitted, or (c) by any other procedures set forth in the applicable Award Agreement.

SECTION 13

LEGAL CONSTRUCTION

13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

13.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.4 Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to qualify for the exemption provided by Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.

13.5 Code Section 409A. Unless otherwise specifically determined by the Committee, the Committee shall comply with Code Section 409A in establishing the rules and procedures applicable to deferrals in accordance with Section 10.4 and taking or permitting such other actions under the terms of the Plan that otherwise would result in a deferral of compensation subject to Code Section 409A.

13.6 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware (with the exception of its conflict of laws provisions).

13.7 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

Exhibit B

TIBCO SOFTWARE INC.

EMPLOYEE STOCK PURCHASE PLAN

(Effective August 1, 2008)

B-i

(continued)

B-ii

TIBCO SOFTWARE, INC.

EMPLOYEE STOCK PURCHASE PLAN

SECTION 1

PURPOSE

TIBCO Software, Inc. having established the TIBCO Software, Inc. Employee Stock Purchase Plan (the “Plan”), in order to provide eligible employees of the Company or its Subsidiaries with the opportunity to purchase Common Stock through payroll deductions or, if payroll deductions are not permitted under local laws, through other means as specified by the Committee. The Plan is effective as of August 1, 2008 upon approval by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2008 Annual Meeting of Stockholders of the Company. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Code, although the Company makes no undertaking or representation to maintain such qualification. In addition, this Plan document authorizes the grant of rights to purchase stock that do not qualify under Section 423(b) of the Code (“Non-423(b) Component of the Plan”) pursuant to rules, procedures or sub-plans adopted by the Board or Committee designed to achieve tax, securities law or other Company compliance objectives in particular locations outside the United States. This Plan shall govern the terms and conditions of grants made under both the 423(b) Plan component and the Non-423(b) Plan Component.

SECTION 2

DEFINITIONS

2.1 “1934 Act” means the U.S. Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.4 “Committee” shall mean the Compensation Committee of the Board.

2.5 “Common Stock” means the common stock of the Company.

2.6 “Company” means TIBCO Software Inc., a Delaware corporation.

2.7 “Compensation” means a Participant’s base wages, including any overtime, bonuses, commissions, allowances or shift differential. The Committee, in its discretion, may establish a different definition of Compensation prior to an Enrollment Date for all options to be granted on such Enrollment Date.

2.8 “Eligible Employee” means every Employee of an Employer, except (a) any Employee who immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code), or (b) as provided in this Section 2.8. The Committee, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine that an Employee shall not be an Eligible Employee if he or she: (1) has not completed the required length of service with the Company, if any, as such length may be determined by the Committee in its discretion (such length of required service not to exceed two (2) years), (2) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (3) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), (4) is an officer or other manager, or (5) is a highly compensated employee under Section 414(q) of the Code. An Employee who otherwise is an Eligible Employee shall be treated as continuing to be such while the Employee is on sick leave or other leave of absence approved in writing by the Employer, except that if the period of leave exceeds ninety (90) days and the Employee’s right to reemployment is not guaranteed by statute or contract, he or she shall cease to be an Eligible Employee on the 91st day of such leave. Until and unless determined otherwise by the Committee, Eligible Employees shall exclude each Employee of an Employer who is customarily employed by the Company and/or a Subsidiary to work less than twenty (20) hours per week or five (5) months per calendar year. Eligible Employee shall not include certain Employees of certain Employers that are participating in the Non-423(b) Component of the Plan that the Committee may, from time to time, designate as ineligible to participate in the Plan.

2.9 “Employee” means an individual who is an employee of any Employer, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.10 “Employer” or “Employers” means any one or all of the Company and those Subsidiaries which, the Board or the Committee have been designated in writing as participating in the Plan. With respect to a particular Participant, Employer means the Company or Subsidiary, as the case may be, that directly employs the Participant.

2.11 “Enrollment Date” means such dates as may be determined by the Committee, in its discretion and on a uniform and nondiscriminatory basis, from time to time.

2.12 “Grant Date” means any date on which a Participant is granted an option under the Plan.

2.13 “Participant” means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8 or Section 9.

2.14 “Plan” means the TIBCO Software Inc. Employee Stock Purchase Plan, as set forth in this instrument and as hereafter amended from time to time.

2.15 “Purchase Date” means such dates on which each outstanding option granted under the Plan shall be exercised (except in such instance in which the Plan has been terminated), as may be determined by the Committee, in its discretion and on a uniform and nondiscriminatory basis from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

2.16 “Purchase Period” means the period beginning on such date as may be determined by the Committee, in its discretion and on a uniform and nondiscriminatory basis, and ending on a Purchase Date.

2.17 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3

SHARES SUBJECT TO THE PLAN

3.1 Number Available. A maximum of 10,000,000 shares of Common Stock shall be available for issuance pursuant to the Plan. Shares issued under the Plan may be newly issued shares or treasury shares.

3.2 Adjustments. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, spin off, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Committee shall proportionately adjust the number, kind and purchase price of the shares available for purchase under the Plan, the per person share number limits on purchases and the purchase price and number of shares subject to any option under the Plan which has not yet been exercised.

SECTION 4

ENROLLMENT

4.1 Participation. Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an Eligible Employee must complete, sign and submit to the Company an enrollment form in such form, manner and by such deadline as may be specified by the Committee from time to time, in its discretion and on a nondiscriminatory basis, and which may be in electronic form. Any Participant whose option expires and who has not withdrawn from the Plan shall be automatically re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expires.

4.2 Payroll Withholding and Contribution. On his or her enrollment form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation or, if payroll withholding is not permitted under local laws, via such other means as specified by the Committee. Pursuant to such procedures as the Committee may specify from time to time (which may be in electronic form), a Participant may elect to have withholding equal to, or otherwise contribute, a whole percentage from one percent (1%) to twenty percent (20%) (or such greater or lesser percentage or dollar amount that the Committee may establish from time to time, in its discretion, for all options to be granted on any Enrollment Date. If permitted by the Committee, a Participant instead may elect to have a specific amount withheld or to contribute a specific amount, in dollars or in the applicable local currency, subject to such rules as the Committee in its discretion may specify. A Participant may elect to increase or decrease his or her rate of payroll withholding or contribution by submitting an election (which may be in electronic form) in accordance with, and if and to the extent permitted by, procedures established by the Committee from time to time, which may, if permitted by the Committee, include a decrease to zero percent (0%); provided, however, that unless determined otherwise by the Committee, a decrease to zero percent (0%) shall be deemed a withdrawal from the Plan. A Participant may stop his or her payroll withholding or contribution by submitting an election in accordance with and to the extent permitted by procedures as may be established by the Committee from time to time. In order to be effective as of a specific date, an enrollment election must be received by the Company no later than the deadline specified by the Committee, in its discretion and on a nondiscriminatory basis, from time to time. Any Participant who is automatically re-enrolled in the Plan shall be deemed to have elected to continue his or her payroll withholding or contributions at the percentage last elected by the Participant. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.3 of the Plan, the Company may automatically decrease a Participant’s payroll deductions to zero percent (0%) at any time during an option period. Under such circumstances, payroll deductions shall recommence at the rate provided in such Participant’s enrollment form at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 7 of the Plan.

SECTION 5

OPTIONS TO PURCHASE COMMON STOCK

5.1 Grant of Option. On each Enrollment Date on which the Participant enrolls or re-enrolls in the Plan, he or she shall be granted an option to purchase shares of Common Stock.

5.2 Duration of Option. Each option granted under the Plan shall expire on the earliest to occur of (a) the completion of the purchase of shares on the last Purchase Date occurring within 27 months of the Grant Date of such option, (b) such shorter option period as may be established by the Committee from time to time, in its discretion, prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (c) the date on which the Participant ceases to be such for any reason.

5.3 Number of Shares Subject to Option. The maximum number of shares available for purchase by each Participant under the option or on any given Purchase Date shall be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, subject to this Section 5.3. Unless and until otherwise determined by the Committee, a Participant may not purchase more than 3,000 shares (subject to adjustment in accordance with Section 3.2) on any given Purchase Date. Notwithstanding any contrary provision of the Plan, to the extent required under Section 423(b) of the Code, an option (taken together with all other options then outstanding under this Plan and under all other similar employee stock purchase plans of the Employers) shall not give the Participant the right to purchase shares at a rate which accrues in excess of $25,000 of fair market value at the applicable Grant Dates of such shares in any calendar year during which such Participant is enrolled in the Plan at any time.

5.4 Other Terms and Conditions. Each option shall be subject to the following additional terms and conditions:

(a) payment for shares purchased under the option shall be made only through payroll withholding under Section 4.2, unless payroll withholding is not permitted under local laws as determined by the Committee, in which case the Participant may contribute by such other means as specified by the Committee;

(b) purchase of shares upon exercise of the option shall be accomplished only in accordance with Section 6.1;

(c) the price per share under the option shall be determined as provided in Section 6.1, subject to adjustment pursuant to Section 3.2; and

(d) the option in all respects shall be subject to such other terms and conditions, as the Committee shall determine from time to time in its discretion.

SECTION 6

PURCHASE OF SHARES

6.1 Exercise of Option. Subject to Section 6.2 and the limits established under Section 5.3, on each Purchase Date, the funds then credited to each Participant’s account shall be used to purchase whole shares of Common Stock. Any cash remaining after whole shares of Common Stock have been purchased or that exceed the $25,000 cap described in Section 5.3 above, shall be refunded to the Participant without interest (except as otherwise required under local laws). The price per Share of the Shares purchased under any option granted under the Plan shall be determined by the Committee from time to time, in its discretion, for all options to be granted on an Enrollment Date. However, in no event shall the price be less than eighty-five percent (85%) of the lower of:

(a) the closing price per Share on the Grant Date for such option on the Nasdaq Global Select Market; or

(b) the closing price per Share on the Purchase Date on the Nasdaq Global Select Market.

If a closing price is not available on the Grant Date or Purchase Date, then the closing price per Share referred to in 6.1(a) and (b) above shall refer to the closing price per Share on the first Nasdaq Global Select Market trading day immediately following the Grant Date or preceding the Purchase Date, respectively.

6.2 Delivery of Shares. As directed by the Committee in its sole discretion, shares purchased on any Purchase Date shall be delivered directly to the Participant or to a custodian or broker, if any, designated by the Committee to hold shares for the benefit of the Participants. As determined by the Committee from time to time, such shares shall be delivered as physical certificates or by means of a book entry system.

6.3 Exhaustion of Shares. If at any time the shares available under the Plan are over-enrolled, enrollments shall be reduced to eliminate the over-enrollment, as the Committee determines. For example, the Committee may determine that such reduction method shall be “bottom up”, with the result that all option exercises for one share shall be satisfied first, followed by all exercises for two shares, and so on, until all available shares have been exhausted. Any funds that, due to over-enrollment, cannot be applied to the purchase of whole shares shall be refunded to the Participants without interest thereon, except as otherwise required under local laws.

6.4 Tax Withholding. Prior to the delivery of any shares purchased under the Plan (or at anytime after shares have been issued), the Company and/or the Employer shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company and/or Employer, an amount sufficient to satisfy all tax and social insurance liability obligations and requirements in connection with the options and shares purchased thereunder, if any, including, without limitation, all federal, state, foreign and local income taxes, social insurance contributions, payment on account obligations, etc. (including the Participant’s FICA obligation, if any) that are required to be withheld by the Company or the Employer, the Participant’s and, to the extent required by the Company (or the Employer), the Company’s (or the Employer’s) fringe benefit tax liability, if any, associated with the grant, vesting, or purchase or sale of shares and any other Company (or Employer taxes the responsibility for which the Participant has agreed to bear with respect to Participant’s participation in the Plan.

SECTION 7

WITHDRAWAL

7.1 Withdrawal. A Participant may withdraw from the Plan by submitting a withdrawal form to the Company in such form and manner as the Committee may specify (which may be in electronic form). A withdrawal shall be effective only if it is received by the Company by the deadline specified from time to time by the Committee, in its discretion. Unless otherwise determined by the Committee, when a withdrawal becomes effective, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her, without interest thereon, except as otherwise required under local laws.

SECTION 8

CESSATION OF PARTICIPATION

8.1 Termination of Status as Eligible Employee. A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from the Company and its Subsidiaries for any reason), except that the Committee, in its discretion, may permit an individual who has ceased to be an Eligible Employee to exercise his or her option on the next Purchase Date to the extent permitted by Code Section 423. As soon as practicable after such cessation, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her without interest thereon, except as otherwise required under local laws.

SECTION 9

DESIGNATION OF BENEFICIARY

9.1 Designation. The Committee, in its discretion, may permit Participants to designate one or more Beneficiaries to receive any amounts credited to such Participants’ accounts at the time of his or her death. Notwithstanding any contrary provision of this Section 9, Sections 9.1 and 9.2 shall be operative only after, and for so long as, the Committee determines to permit the designation of Beneficiaries. If a beneficiary designation is made, it is subject to compliance with applicable local laws to be enforceable.

9.2 Changes. If a Participant is permitted toy designate different a beneficiary and does so, he or she may designate different beneficiaries or may revoke a prior beneficiary designation at any time by delivering a new designation or revocation of a prior designation, as applicable, in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed, whether or not the Participant still is living, but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

9.3 Failed Designations. If a Participant dies without having effectively designated a beneficiary, or if no beneficiary survives the Participant, the Participant’s account shall be payable to his or her estate.

SECTION 10

ADMINISTRATION

10.1 Plan Administrator. The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan.

10.2 Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

10.3 Powers of Committee. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(a) To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;

(b) To determine the form and manner of agreement or election and manner for Participants to elect to participate in the Plan, withdraw from the Plan and make other elections under the Plan;

(c) To determine any and all considerations affecting the eligibility of any Employee to become a Participant or to remain a Participant in the Plan;

(d) To cause an account or accounts to be maintained for each Participant and establish rules for the crediting of contributions and/or shares to the account(s);

(e) To determine the time or times when, and the number of shares for which, options shall be granted;

(f) To establish and revise an accounting method or formula for the Plan;

(g) To designate a custodian or broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;

(h) To determine the status and rights of Participants and their beneficiaries or estates;

(i) To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(j) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

(k) To adopt rules, procedures and subplans (which need not qualify under Section 423(b) of the Code) as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States or to comply with foreign laws or achieve favorable tax results;

(l) To delegate to any one or more of its members or to any other person including, but not limited to, employees of any Employer, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan;

(m) To designate participating Employers under the Plan; and

(n) To designate whether offerings under the Plan are intended to comply with Section 423(b) of the Code or such offerings are being made under the Non-423(b) Component of the Plan

10.4 Decisions of Committee. All actions, interpretations, and decisions of the Committee shall be made in the sole discretion of the Committee and shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

10.5 Administrative Expenses. Expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, may be allocated and charged to the Employers, except any stamp duties or transfer taxes applicable to the purchase of shares may be charged to the account of each Participant. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but fees and taxes (including brokerage fees) for the transfer, sale or resale of shares by a Participant, or the issuance of physical share certificates, shall be borne solely by the Participant.

10.6 Eligibility to Participate. No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan.

10.7 Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee and the Board, from and against any and all losses, claims, damages or liabilities, including attorneys’ fees and amounts paid, with the approval of the Board or the Committee, in settlement of any claim, arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

SECTION 11

AMENDMENT, TERMINATION, AND DURATION

11.1 Amendment, Suspension, or Termination. The Board or the Committee, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is amended, suspended or terminated, the Board or the Committee, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date (which, notwithstanding Section 2.15, may be sooner than originally scheduled, if determined by the Board or the Committee in its discretion), or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares shall be returned to the Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Except as provided in Section 3.2 and this Section 11 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant unless his or her consent is obtained. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any option theretofore granted to such Participant. No option may be granted during any period of suspension or after termination of the Plan. Without stockholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Committee shall be entitled to change the duration of an option, limit the frequency and/or number of changes in the amount withheld during the duration of an option, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

Without regard to whether any Participant’s rights may be considered to have been “adversely affected”, in the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a) Amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards 123(R), including with respect to an option issued at the time of the amendment;

(b) Increasing or otherwise altering the purchase price for any option including an option issued at the time of the change in purchase price;

(c) Reducing the maximum percentage of Compensation a Participant may elect to contribute as payroll deductions;

(d) Shortening the duration of any option so that the option ends on a new Purchase Date, including an option issued at the time of the Committee action; and

(e) Reducing the number of shares that may be purchased upon exercise of outstanding options.

Such modifications or amendments shall not require stockholder approval or the consent of any Participants.

11.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 11.1 (regarding the Board’s and the Committee’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 12

GENERAL PROVISIONS

12.1 Participation by Subsidiaries. One or more Subsidiaries of the Company may become participating Employers by obtaining approval from the Board or the Committee and the Board or Committee designating such Subsidiaries as participating in the Plan.

12.2 Inalienability. In no event may either a Participant, a former Participant or his or her beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant’s interest in the Plan is not transferable pursuant to a domestic relations order.

12.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.4 Requirements of Law. The granting of options and the issuance of shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate.

12.5 Compliance with Rule 16b-3. Any transactions under this Plan with respect to officers, as defined in Rule 16a-1 promulgated under the 1934 Act, are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.

12.6 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the granting of options, the purchase of shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause as permitted under applicable local law.

12.7 Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Subsidiaries, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is thereunto duly authorized by the Employers.

12.8 Construction and Applicable Law. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, except to the extent that offerings to certain Employers may be made under the Non-Section 423(b) Component of the Plan. For any offering intended to qualify under Section 423(b) of the Code, any provision of the Plan which is inconsistent with Section 423(b) of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423(b). The provisions of the Plan shall be construed, administered and enforced in accordance with such Section and with the laws of the State of Delaware, excluding Delaware’s conflict of laws provisions.

12.9 Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience, and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

12.10 Automatic Transfer to Low Price Option Period. To the extent permitted by applicable laws, if the fair market value of the Common Stock on any Enrollment Date is higher than the fair market value of the Common Stock on the first day of any later Purchase Period during the same option period, then all Participants in such option period shall be automatically withdrawn from such option period and automatically re-enrolled in the immediately following new option period.

TIBCO Software Inc.

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central time, on April 17, 2008.

Vote by Internet

• Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 123456 C0123456789 12345

3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3

A Proposals — The Board of Directors unanimously recommends a vote “FOR” the listed nominees and “FOR” Proposals 2, 3 and 4.

1. Election of these director nominees, each to serve until TIBCO Software Inc.’s next annual meeting of stockholders or until their successors are duly elected and qualified.

Director nominees: + For Withhold For Withhold For Withhold

01—Vivek Y. Ranadivé 02—Bernard J. Bourigeaud 03—Eric C.W. Dunn

04—Narendra K. Gupta 05—Peter J. Job 06—Philip K. Wood

For Against Abstain For Against Abstain

2. Ratification of the appointment of PricewaterhouseCoopers 3. Approval of the 2008 Equity Incentive Plan.

LLP as TIBCO Software Inc.’s independent auditors for the fiscal year ending November 30, 2008.

4. Approval of the 2008 Employee Stock Purchase Plan.

In their discretion, the Proxies are authorized to vote or otherwise represent the shares on any and all such other business that may properly come before the meeting or any postponement or adjournment thereof.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on your stock certificate. If the stock is held by joint tenants or as community property, both holders must sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN1 U P X 0 1 5 9 1 4 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

<STOCK#> 00TLPE 000004

3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3

Proxy — TIBCO Software Inc.

PROXY FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of TIBCO Software Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 3, 2008, and hereby appoints Vivek Y. Ranadivé and Murray D. Rode, and each of them, proxies, with full power of substitution, to represent the undersigned and to vote as designated on the reverse side all shares of common stock of TIBCO Software Inc. that the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders of TIBCO Software Inc. to be held on April 17, 2008 at 10:00 a.m., local time, at the headquarters of TIBCO Software Inc. located at 3303 Hillview Avenue, Palo Alto, CA 94304, and at any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.

SEE REVERSE CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE

SIDE SIDE